UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Cohen & Steers, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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March 25, 2009

Dear Fellow Shareholders:

It is our pleasure to invite you to the Cohen & Steers, Inc. 2009 Annual Meeting of Shareholders.

We will hold the meeting on Friday, May 8, 2009, beginning at 9:00 a.m., local time, at our corporate headquarters located at 280 Park Avenue, New York, New York 10017.

This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business that we will conduct at the meeting and provides information about our company. Our Annual Report to Shareholders, which includes our 2008 Annual Report on Form 10-K, accompanies these enclosures.

Your vote is very important. Whether you plan to attend the meeting or not, we ask you to please cast your vote. You may vote your shares via the Internet, by telephone, by mail or in person at our Annual Meeting.

We look forward to seeing you at the meeting.

Sincerely,

Martin Cohen Co-Chairman and Co-Chief Executive Officer	Robert H. Steers Co-Chairman and Co-Chief Executive Officer

280 Park Avenue, New York, New York 10017-2013     Tel: (212) 832-3232     Fax: (212) 832-3622

March 25, 2009

NOTICE OF 2009 ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

We will hold the Annual Meeting of Shareholders of Cohen & Steers, Inc. at our corporate headquarters located at 280 Park Avenue, New York, New York 10017, on Friday, May 8, 2009, beginning at 9:00 a.m., local time. At our Annual Meeting, we will ask you to:

(1)	Elect as directors the six nominees named in the enclosed Proxy Statement to serve until the next annual meeting of shareholders and until their successors are elected and qualified;

(2)	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2009; and

(3)	Consider any other business that is properly presented at our Annual Meeting.

Under rules adopted by the Securities and Exchange Commission, we are primarily furnishing proxy materials to our shareholders on the Internet rather than mailing paper copies of the materials to each shareholder. As a result, most shareholders will receive a Notice of Internet Availability of Proxy Materials (“Notice”) and others will receive paper copies of the Proxy Statement, the Proxy Card and our Annual Report. The Notice contains instructions on how to access the Proxy Statement, the Proxy Card and our Annual Report over the Internet, instructions on how to vote your shares, as well as instructions on how to request a paper or electronic copy of our proxy materials, if you so desire. We believe electronic delivery should expedite the receipt of materials, significantly lower costs and help to conserve natural resources.

Whether you received the Notice or paper copies of our proxy materials, the Proxy Statement, the Proxy Card, our Annual Report, and any amendments to the foregoing materials that are required to be furnished to shareholders are available for you to review online by following the instructions contained in the Notice or Proxy Card. If instructions on how to access the proxy materials are not included in your Proxy Card, you may view our proxy materials at https://materials.proxyvote.com/19247A.

The Company’s Board of Directors has fixed the close of business on March 13, 2009 as the record date for the determination of shareholders entitled to receive notice of, and to vote on, all matters presented at our Annual Meeting or any adjournments thereof. Your vote is very important. Whether you plan to attend the meeting or not, we ask you to please cast your vote. You may vote your shares via the Internet, by telephone, by mail or in person at our Annual Meeting.

By Order of the Board of Directors,

Francis C. Poli Corporate Secretary

280 Park Avenue, New York, New York 10017-2013     Tel: (212) 832-3232     Fax: (212) 832-3622

March 25, 2009

PROXY STATEMENT

These proxy materials are delivered in connection with the solicitation by the Board of Directors of Cohen & Steers, Inc., a Delaware corporation (“Cohen & Steers,” “we” or “our”), of proxies to be voted at our 2009 Annual Meeting of Shareholders and at any adjournment or postponement thereof.

You are invited to attend our 2009 Annual Meeting of Shareholders on Friday, May 8, 2009, beginning at 9:00 a.m., local time. The Annual Meeting will be held at our corporate headquarters located at 280 Park Avenue, New York, New York 10017. You may obtain directions to our Annual Meeting location by calling our Corporate Secretary at (212) 832-3232.

We expect that this Proxy Statement and the enclosed proxy will be mailed and/or made available to each shareholder entitled to vote at our Annual Meeting on or about March 25, 2009.

Items to Be Voted on at Our Annual Meeting

The items of business scheduled to be voted on at our Annual Meeting are:

•	the election as directors of the six nominees named in this Proxy Statement;

•	the ratification of the appointment of our independent registered public accounting firm for the current fiscal year; and

•	any other business that is properly presented at our Annual Meeting.

Board Recommendation

Our Board of Directors recommends that you vote your shares “FOR” each of the six nominees to the Board of Directors named in this Proxy Statement and “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2009.

Important Notice Regarding Internet Availability of Proxy Materials for Our Annual Meeting

Under rules adopted by the Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to our shareholders primarily over the Internet. We believe that this process should expedite shareholders’ receipt of proxy materials, lower the costs of our Annual Meeting and help to conserve natural resources. On or about March 25, 2009, we mailed to most of our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access and review the proxy materials, including this Proxy Statement and our Annual Report, on the Internet and how to access a Proxy Card to vote on the Internet or by telephone. The Notice also contains instructions on how to receive a paper or electronic copy of the proxy materials. If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. If you received paper copies of our proxy materials, you may also view these materials over the Internet by following the instructions contained in your Proxy Card. If instructions on how to access the proxy materials are not included in your Proxy Card, you may view our proxy materials at https://materials.proxyvote.com/19247A.

Shareholders Entitled to Vote

Holders of record of our common stock at the close of business on March 13, 2009 are entitled to vote their shares of our common stock at our Annual Meeting. As of March 13, 2009, 42,099,122 shares of our common stock, par value $0.01 per share, were outstanding. Holders of our common stock are entitled to one vote per share.

How to Vote

If you hold your shares directly, you have four ways to vote, as explained on your Notice or Proxy Card. If your shares are in an account at a bank or broker, you will receive an instruction card and information on how to give voting instructions to your bank or broker.

Shareholders may vote as follows:

•

By Mail: Shareholders who received a Proxy Card along with a Proxy Statement from us or who have requested a Proxy Card from us by following the instructions on the Notice, may sign, date and return their Proxy Cards in the pre-addressed, postage-paid envelope that is provided.

OR

•

By using the Internet. Instructions are provided on your Notice or Proxy Card. The Internet voting system has been designed to provide security for the voting process and to confirm that your vote has been recorded accurately. You will need the 12-digit Control Number included on your Notice or Proxy Card in order to vote online. If you vote by the Internet, you may incur costs associated with Internet access, such as usage charges from Internet service providers and telephone companies.

OR

•

By Telephone: Shareholders may vote by telephone 1-800-579-1639 by following the instructions included with your Notice or Proxy Card. You will need the 12-digit Control Number included on your Notice or Proxy Card in order to vote by telephone.

OR

•	At the Meeting: If you attend our Annual Meeting, you may vote in person by ballot, even if you have previously returned a Proxy Card or otherwise voted.

Voting at Our Annual Meeting

In the event you mail your proxy and you attend our Annual Meeting, you may revoke your proxy and cast your vote personally at our Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at our Annual Meeting.

All proxies that have been properly signed and returned and not revoked will be voted in accordance with your instructions at our Annual Meeting. If you sign and return your Proxy Card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Voting on Other Matters

If you sign and return your Proxy Card and if any other matters are properly presented at our Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. At the date this Proxy Statement went to press, we did not know of any other matter to be raised at our Annual Meeting.

Revocation of Proxies

You have the right to revoke your proxy. This right allows you to change your mind about how your shares will be voted at our Annual Meeting. You can revoke your proxy at any time before voting is declared closed at our Annual Meeting. You may revoke your proxy by sending a signed proxy with a later date in time for us to receive it before voting is declared closed, or by voting in person at our Annual Meeting. You may also revoke your proxy by using the telephone or Internet voting options explained on your Notice or Proxy Card. You cannot, however, revoke your proxy at our Annual Meeting if you do not attend in person.

If your proxy is not properly revoked, we will vote your shares as indicated by your most recent valid proxy.

Required Vote

The presence, in person or by proxy, of the holders of a majority in voting power of the stock issued and outstanding and entitled to vote at our Annual Meeting is necessary to constitute a quorum. Abstentions and “broker non-votes” are counted as present for purposes of determining a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. We believe that there can be no broker non-votes on the proposals in Items 1 and 2 since brokers should have discretion under current New York Stock Exchange rules to vote uninstructed shares on such proposals.

With respect to Item 1, in an uncontested election of directors, to be elected, a director nominee must receive affirmative votes representing a majority of the votes cast by the holders of stock present in person or represented by proxy at our Annual Meeting and entitled to vote on the election of directors (a “majority vote”). Abstentions are not counted as votes “for” or “against” a director nominee and will have no effect on the outcome of the election. In a contested election of directors, to be elected, a director nominee must receive a plurality of the votes of the holders of stock present in person or represented by proxy at our Annual Meeting and entitled to vote on the election of directors. Under our Bylaws, a “contested election” is an election in which, as of the day preceding the date we first transmit our notice of meeting to our shareholders or at any time thereafter, the number of nominees for director is greater than the number to be elected.

Each incumbent director standing for re-election at our Annual Meeting has agreed to resign, upon acceptance of such resignation by the Board of Directors, if he or she does not receive a majority vote. The Board of Directors must accept or reject such resignation within 90 days following certification of the shareholder vote.

If a director’s resignation offer is not accepted by the Board of Directors, that director will continue to serve until our next annual shareholders’ meeting and his or her successor is duly elected and qualified or until the director’s earlier death, resignation, or removal. The Board of Directors, in its sole discretion, may either fill a vacancy resulting from the Board of Directors accepting a director’s resignation or a director nominee who is not an incumbent director not receiving a majority vote pursuant to the Bylaws or decrease the size of the Board of Directors to eliminate the vacancy.

The affirmative vote of holders of a majority in voting power of the stock present in person or represented by proxy and entitled to vote on the matter is required for Item 2. Abstentions will have the same effect as a vote “against” the proposal in Item 2.

Cost of Proxy Solicitation

We will pay the expenses of soliciting proxies. Proxies may be solicited in person or by mail, telephone, electronic transmission, and facsimile transmission on our behalf by our directors, officers or employees, without additional compensation. We will reimburse brokerage houses and other custodians, nominees, and fiduciaries that are requested to forward soliciting materials to the beneficial owners of the stock held of record by such persons.

List of Shareholders

A list of shareholders entitled to vote at our Annual Meeting will be available at our Annual Meeting and for ten days prior to our Annual Meeting, between the hours of 8:45 a.m. and 4:30 p.m., by written request to the Corporate Secretary, Cohen & Steers, Inc., at 280 Park Avenue, New York, New York 10017. Requests may also be directed to the Corporate Secretary at (212) 832-3232.

Multiple Copies of Our Annual Report to Shareholders

Our 2008 Annual Report to shareholders accompanies this Proxy Statement. In order to reduce printing and postage costs, we have undertaken an effort to deliver only one annual report and one proxy statement to multiple shareholders of record sharing an address. This delivery method, called “householding,” is not being used, however, if we have received contrary instructions from one or more of the shareholders sharing an address. If your household has received only one set of annual reports and one proxy statement, we will deliver promptly a separate copy of our 2008 Annual Report on Form 10-K, our 2008 Annual Report to Shareholders and this Proxy Statement to any shareholder who sends a written request to the Corporate Secretary, Cohen & Steers, Inc., at 280 Park Avenue, New York, New York 10017. Requests may also be directed to the Corporate Secretary at (212) 832-3232. You can also notify us that you would like to receive separate copies of our annual reports and proxy statements in the future by sending a written request to our Corporate Secretary at the address set forth above or by contacting the Corporate Secretary at (212) 832-3232. If your household is receiving multiple copies of our annual reports and proxy statements and you wish to request delivery of a single copy, you may send a written request to our Corporate Secretary at the address set forth above. Even if your household has received only one set of annual reports and one proxy statement, a separate Proxy Card has been provided for each shareholder account. Each Proxy Card should be signed, dated, and returned in the enclosed self-addressed envelope.

If you own shares of common stock through a bank, broker or other nominee and receive more than one set of annual reports and proxy statement, you can contact the holder of record to eliminate duplicate mailings.

Confidentiality of Voting

We keep all the proxies, ballots, and voting tabulations confidential as a matter of practice. We only let our Inspector of Election, Broadridge Financial Solutions, Inc., examine these documents. Occasionally, shareholders provide written comments on their Proxy Card, which are then forwarded to us by Broadridge.

Voting Results

Broadridge, our independent tabulating agent, will count the votes and act as the Inspector of Election. We will publish the voting results in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, which we currently plan to file with the SEC in August 2009.

Annual Report

We make available free of charge through our Web site at www.cohenandsteers.com under the headings “Corporate Info/SEC Filings,” our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Further, we will provide, without charge to each shareholder upon written request, a copy of our Annual Reports on Form 10-K (including our consolidated financial statements, schedules and list of exhibits), Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports. Requests for copies should be addressed to Corporate Secretary, Cohen & Steers, Inc., 280 Park Avenue, New York, New York 10017. Requests may also be directed to (212) 832-3232 or via e-mail to srappa@cohenandsteers.com. Copies may also be accessed electronically by means of the SEC’s home page on the Internet at www.sec.gov. Neither our Annual Report on Form 10-K for the year ended December 31, 2008 nor our 2008 Annual Report to Shareholders shall constitute a part of the proxy solicitation materials.

PRINCIPAL SHAREHOLDERS

As of March 13, 2009, our co-chairmen and co-chief executive officers, Martin Cohen and Robert H. Steers, each directly and indirectly owned approximately 28% of our outstanding common stock. As long as Mr. Cohen and Mr. Steers together continue to own a majority of the voting power of our common stock, together they will be able to elect our entire Board of Directors and generally to determine the outcome of all corporate actions requiring shareholder approval.

ITEM 1:

ELECTION OF DIRECTORS

Information Concerning the Nominees and Directors

Our amended and restated certificate of incorporation provides that the Board of Directors will consist of that number of directors determined from time to time by the Board of Directors. Acting upon the recommendation of its Nominating and Corporate Governance Committee, the Board of Directors has fixed the number of directors at six and has nominated the six persons identified herein for election as directors, to hold office until the next annual meeting of shareholders and the election and qualification of their successors. The Board of Directors recommends a vote “FOR” each of the six persons identified herein for election as directors.

The proxies solicited hereby, unless directed to the contrary therein, will be voted “FOR” the six nominees named in this Proxy Statement. All such nominees are currently directors of our company. All nominees have consented to being named in this Proxy Statement and to serve if elected. The Board of Directors has no reason to believe that any nominee will be unavailable or unable to serve as a director, but if for any reason any nominee should not be available or able to serve, the shares represented by all valid proxies will be voted by the person or persons acting under said proxy in accordance with the recommendation of the Board of Directors.

Set forth below are the names of the nominees for election as our directors; their ages and principal occupations as of March 13, 2009; the years the nominees first became directors of our company; and their biographical information.

Name	Age	Position
Martin Cohen	60	Co-chairman, co-chief executive officer and director
Robert H. Steers	56	Co-chairman, co-chief executive officer and director
Richard E. Bruce	71	Director
Peter L. Rhein	67	Director
Richard P. Simon	63	Director
Edmond D. Villani	62	Director

Martin Cohen, a director since August 2004, is the company’s co-founder, co-chairman and co-chief executive officer. Prior to co-founding the firm in 1986, Mr. Cohen was a senior vice president and portfolio manager at National Securities and Research Corporation from 1984 to 1986, where in 1985 he and Mr. Steers organized and managed the nation’s first real estate securities mutual fund. From 1976 to 1981, Mr. Cohen was a vice president at Citibank, where in 1980 he organized and managed the Citibank Real Estate Stock Fund. Mr. Cohen has a BS degree from the City College of New York and an MBA degree from New York University. He has served as a member of the Board of Governors of the National Association of Real Estate Investment Trusts. In 2001, he was the recipient of the National Association of Real Estate Investment Trusts Industry Achievement Award. Mr. Cohen serves as co-chairman of each of the Cohen & Steers open-end and closed-end mutual funds.

Robert H. Steers, a director since August 2004, is the company’s co-founder, co-chairman and co-chief executive officer. Prior to co-founding the firm in 1986, Mr. Steers was a senior vice president and the chief investment officer of National Securities and Research Corporation from 1982 to 1986, where in 1985 he and Mr. Cohen organized and managed the nation’s first real estate securities mutual fund. From 1977 to 1982, Mr. Steers was a vice president at Citibank, serving as an analyst and portfolio manager of Citibank’s Emerging Growth Stock Fund. Mr. Steers has a BS degree from Georgetown University and an MBA degree from George Washington University. Mr. Steers serves as co-chairman of each of the Cohen & Steers open-end and closed-end mutual funds.

Richard E. Bruce, a director since August 2004, retired from Merrill Lynch in 2004. From 1992 until his retirement, Mr. Bruce worked in the Equity Capital Markets department at Merrill Lynch, most recently as a director. Mr. Bruce serves on the board of directors of Southampton Hospital. Mr. Bruce has a BA degree in economics from Union College and an MBA degree from the Wharton School of the University of Pennsylvania.

Peter L. Rhein, a director since August 2004, has been a general partner of Sarlot and Rhein, a real estate investment partnership, since 1967. From 1970 until 1984, he was employed in various capacities by Wells Fargo Realty Advisors and its affiliates. From 1976 until 1984, he was vice president, treasurer and chief financial officer of Wells Fargo Mortgage and Equity Trust, a real estate investment trust. Mr. Rhein is a Certified Public Accountant. Mr. Rhein serves on the board of directors and is a member of the compensation committee for HCP, Inc. and on the board of governors of the Fulfillment Fund, a not-for-profit organization which supports education for disadvantaged students. Mr. Rhein has a BS degree in accounting from Claremont McKenna College.

Richard P. Simon, a director since August 2004, retired from Goldman Sachs & Co. in 2004. From 1978 until his retirement, he was employed in various capacities by Goldman Sachs, most recently as a managing director. Between 1990 and 2002, Mr. Simon coordinated the Goldman Sachs global media, publishing, advertising, broadcasting, and cable research and served as a managing director from 1996 until his retirement. Prior to retiring from Goldman Sachs, Mr. Simon also mentored analysts and was deputy director of research. He is currently a member of the board of directors of Visions, a not-for-profit organization for the visually impaired and blind. Mr. Simon has a BA degree in accounting from the University of Toledo and an MBA degree from New York University.

Edmond D. Villani, a director since August 2004, served as Vice Chairman of Deutsche Asset Management, North America until December 31, 2005. Between 1997 and 2002 he was the chief executive officer of Scudder, Stevens & Clark, Inc. and its successor entities. He is chairman of the board of Georgetown University and serves on the board of the Colonial Williamsburg Foundation and the investment committee of the Rockefeller Brothers Fund. In addition, he chairs the advisory board of the Penn Institute for Economic Research at the University of Pennsylvania. Mr. Villani has a BA degree in Mathematics from Georgetown University and a Ph.D. degree in economics from the University of Pennsylvania.

Other Executive Officers

In addition to Mr. Cohen and Mr. Steers, the following persons currently serve as our executive officers:

Name	Age	Position
Joseph M. Harvey	45	President
Adam M. Derechin	44	Executive vice president and chief operating officer
Matthew S. Stadler	54	Executive vice president and chief financial officer
Francis C. Poli	46	Executive vice president and general counsel

Joseph M. Harvey, president, is responsible for the firm’s investment department. Prior to joining us in 1992, he was a vice president with Robert A. Stanger Co., where for five years he was an analyst specializing in real estate and related securities for the firm’s research and consulting activities. Mr. Harvey has a BSE degree from Princeton University. Mr. Harvey serves as a vice president of each of the Cohen & Steers open-end and closed-end mutual funds.

Adam M. Derechin, CFA, executive vice president and chief operating officer, is responsible for the firm’s investment administration and systems departments. Prior to joining us in 1993, he worked for the Bank of New England, where he supervised mutual fund accountants. Mr. Derechin has a BA degree from Brandeis University and an MBA degree from the University of Maryland. Mr. Derechin serves as chief executive officer and president of each of the Cohen & Steers open-end and closed-end mutual funds.

Matthew S. Stadler, CPA, executive vice president and chief financial officer, oversees the firm’s accounting and finance department. Prior to joining us in 2005, he served as a managing director at Lehman Brothers Inc. and chief financial officer of Neuberger Berman Inc., a Lehman Brothers company. He joined Neuberger Berman in 1999 and served as chief financial officer while the firm was an independent public company. Mr. Stadler also served as a senior vice president and chief financial officer of National Discount Brokers Group from May 1999 until October 1999 and a senior vice president and chief financial officer of Santander Investment Securities Inc. from August 1994 until April 1999.

Francis C. Poli, executive vice president and general counsel, oversees the firm’s legal and compliance department. Prior to joining us in 2007, Mr. Poli was managing director, chief legal officer and director of U.S. compliance for Allianz Global Investors. Prior to that, Mr. Poli served as vice president and assistant general counsel at J.P. Morgan & Co. and as an associate in the Securities Practice Group at Kelley Drye & Warren. Mr. Poli has a BA degree from Boston College and a JD from Pace University School of Law.

There are no family relationships between or among any of the members of the Board of Directors and the executive officers.

CORPORATE GOVERNANCE AT COHEN & STEERS

We regularly monitor regulatory developments and review our policies, processes and procedures in the area of corporate governance to respond to such developments. As part of those efforts, we review federal laws affecting corporate governance, such as the Sarbanes-Oxley Act of 2002, as well as rules adopted by the SEC and the New York Stock Exchange, Inc. (the “NYSE”).

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines that address the following key corporate governance subjects, among others: director qualification standards; director responsibilities; director access to management and, as necessary and appropriate, independent advisors; director compensation; director orientation and continuing education; management succession; and an annual performance evaluation of the Board of Directors. Our Corporate Governance Guidelines is available at our corporate Web site at www.cohenandsteers.com under the headings “Corporate Info/Corporate Governance.” Further, we will provide a copy of this document without charge to each shareholder upon written request. Requests for copies should be addressed to the Corporate Secretary, Cohen & Steers, Inc., 280 Park Avenue, New York, New York 10017.

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics for our directors, officers, and employees which addresses these important topics, among others: conflicts of interest; corporate opportunities; confidentiality of information; fair dealing; protection and proper use of our assets; compliance with laws, rules and regulations (including insider trading laws); and encouraging the reporting of any illegal or unethical behavior. The Board of Directors has also adopted a Code of Ethics for Senior Financial Officers. The purpose of the Code of Ethics for Senior Financial Officers is to promote honest and ethical conduct and compliance with the law, particularly as related to the maintenance of our financial books and records and the preparation of our financial statements. Our Code of Business Conduct and Ethics and Code of Ethics for Senior Financial Officers are available at our corporate Web site at www.cohenandsteers.com under the headings “Corporate Info/Corporate Governance.” Further, we will provide a copy of these documents without charge to each shareholder upon written request. Requests for copies should be addressed to the Corporate Secretary, Cohen & Steers, Inc., 280 Park Avenue, New York, New York 10017. The Company will promptly disclose any substantive changes in or waivers of the Code of Business Conduct and Ethics or Code of Ethics for Senior Financial Officers granted to our executive officers, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and our directors by posting such information on our website at www.cohenandsteers.com under the headings “Corporate Info/Corporate Governance.”

Shareholders are encouraged to visit the Corporate Governance section of the “Corporate Info” page of our Web site at www.cohenandsteers.com for additional information about our Board of Directors and its committees, and corporate governance at our company.

Director Independence

Background. Under the NYSE’s corporate governance rules, no director qualifies as independent unless our Board of Directors affirmatively determines that the director has no “material relationship” with us, either directly or as a partner, shareholder, or officer of an organization that has a relationship with us. In addition, directors who have relationships covered by one of five bright-line independence tests established by the NYSE, as discussed below, may not be found to be independent.

The NYSE’s director independence requirements are designed to increase the quality of board oversight at listed companies and to lessen the possibility of damaging conflicts of interests. The NYSE’s corporate governance rules do not define every relationship that will be considered material for purposes of determining a director’s independence from our management. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships, among others. As the concern is a director’s independence from our management, however, the NYSE does not view the ownership of even a significant amount of our stock, by itself, as a bar to an independence finding.

NYSE’s bright-line independence tests. The NYSE has adopted five bright-line independence tests for directors. Each of these tests describes a specific set of circumstances that will cause a director to be not independent from our management. For example, a director who is an employee of ours, or whose immediate family member is an executive officer of our company, is not independent until three years after the end of the employment relationship. The other bright-line independence tests address circumstances involving: the receipt of more than $120,000 per year in direct compensation from us, except for certain permitted payments such as director fees; employment by or affiliations with our current or former internal or external auditors; interlocking directorates; and certain business relationships involving companies that make payments to, or receive payments from, us above specified annual thresholds. For more information about the NYSE’s bright-line director independence tests, including the NYSE commentary explaining the application of the tests, please go to the NYSE Web site at www.nyse.com.

Categorical standards of director independence adopted by the Board of Directors. The NYSE’s corporate governance rules permit a listed company’s board of directors to adopt categorical standards of director independence. Categorical standards are intended to assist a board in making determinations of independence.

The Board of Directors, acting upon the recommendation of its Nominating and Corporate Governance Committee, has adopted categorical standards to assist it in determining whether or not certain relationships between the members of the Board of Directors and us or our affiliates and subsidiaries (either directly or as partner, shareholder or officer of an organization that has a relationship with us) are material relationships for purposes of the listing standards of the NYSE. The Board of Directors has determined that the following relationships should not be considered material relationships that would impair a director’s independence: (1) relationships arising in the ordinary course of business, such as asset management, acting as trustee, or other financial service relationships, so long as the services are being provided in the ordinary course of business and on substantially the same terms and conditions, including price, as would be available to similarly situated customers; (2) relationships where a director is an executive officer or an employee, or whose immediate family member is an executive officer, of another company that makes payments to, or receives payment from, us for property or services in an amount which, in any single fiscal year, are less than the greater of $1,000,000 or two percent of the consolidated gross revenues of such other company; (3) relationships where a director beneficially owns, or is an employee of another company that beneficially owns, less than 10% of our common equity; (4) relationships where a director is an executive officer or an employee of another company to which we are indebted, and the total amount of the indebtedness is less than one percent of the total consolidated assets of the company for which he or she serves as an executive officer or an employee; and (5) relationships where a director serves as an officer, director or trustee of a charitable organization, and our discretionary charitable contributions to the organization are less than the greater of $1,000,000 or two percent of that organization’s consolidated gross revenues.

Independence determinations made by the Board of Directors. At its meeting on March 12, 2009, the Board of Directors made a determination as to the independence of each director, in accordance with the applicable NYSE corporate governance rules. The Board of Directors determined at this meeting that each of Messrs. Bruce, Rhein, Simon and Villani has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and is “independent” as defined in the NYSE listing standards and the applicable SEC rules. At this meeting, the Board of Directors considered, but did not believe to be material, the fact that we, through our advisory clients, owned as of December 31, 2008 approximately 2.7% of the outstanding common stock of HCP, Inc., a company for which Mr. Rhein serves on the board of directors. Further, the Board of Directors considered, but did not believe to be material, the fact that our former investment banking group from time to time performed certain merger and acquisition and capital raising services for HCP. The Board of Directors also noted that on December 5, 2008, we announced our plan to exit the investment banking business. Finally, the Board of Directors determined that each of Mr. Cohen and Mr. Steers was not independent. No director participated in the final determination of his own independence.

Consideration of Director Candidates

The policy of the Nominating and Corporate Governance Committee is to consider properly submitted shareholder recommendations for candidates for membership on the Board of Directors as described below under “Identifying and Evaluating Candidates for Directors.” In evaluating such recommendations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and to address the membership criteria set forth below under “Director Qualifications.” Any shareholder recommendations for consideration by the Nominating and Corporate Governance Committee should include the nominee’s name and qualifications for Board of Directors membership. The recommending shareholder should also submit evidence of the shareholder’s ownership of our shares, including the number of shares owned and the length of time of ownership. The recommendation should be addressed to the Corporate Secretary, Cohen & Steers, Inc., 280 Park Avenue, New York, New York 10017.

Director qualifications. Our Corporate Governance Guidelines contain Board of Directors membership criteria that apply to Nominating and Corporate Governance Committee-recommended candidates for a position on our Board of Directors. The minimum qualifications for serving as a member of the Board of Directors are that a person demonstrate strength of character, mature judgment, familiarity with our business and industry, independence of thought and an ability to work collegially. The Board of Directors also considers the skill sets and experiences of the existing directors, and actively seeks to add directors who would bring additional relevant skill sets and experiences to the Board of Directors or would replace skill sets and experience lost through a director’s retirement. The Board of Directors does not discriminate on the basis of race, color, national origin, gender, religion, disability, or sexual preference in selecting director candidates. Each director must represent the interests of all of our shareholders.

Identifying and evaluating candidates for director. The Nominating and Corporate Governance Committee identifies potential nominees by asking current directors and executive officers to notify the Nominating and Corporate Governance Committee if they become aware of persons meeting the criteria described above. The Nominating and Corporate Governance Committee also may engage firms that specialize in identifying director candidates. As described above, the Nominating and Corporate Governance Committee will also consider candidates recommended by shareholders.

Once a person has been identified by the Nominating and Corporate Governance Committee as a potential candidate, the Nominating and Corporate Governance Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Nominating and Corporate Governance Committee determines that the candidate warrants further consideration, the Chairman or a person designated by the Nominating and Corporate Governance Committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board of Directors, the Nominating and Corporate Governance Committee requests information from the candidate and reviews the person’s accomplishments and qualifications. The Nominating and Corporate Governance Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a shareholder, although the Nominating and Corporate Governance Committee may take into consideration the number of shares held by the recommending shareholder and the length of time that such shares have been held.

There are no nominees for election to our Board of Directors this year who have not previously served as one of our directors.

Executive Sessions

Executive sessions of non-management directors are held before each regularly scheduled board meeting. In 2008, the non-management directors held four executive sessions. “Non-management directors” include all directors who are not our officers. Currently, Mr. Cohen and Mr. Steers are the only officers serving on our Board of Directors. Each session is chaired by one of the non-management members of the Board of Directors on a rotating basis. Any non-management director can request that an additional executive session be scheduled.

Communications with the Board

The Board of Directors has established a process to receive communications from shareholders and other interested parties. Shareholders and other interested parties may contact any member (or all members) of the Board of Directors (including without limitation the director that presides over the executive sessions of non-management directors, or the non-management directors as a group), any Board of Directors committee or any chair of any such committee by mail or electronically. To communicate with the Board of Directors, any individual director or any group or committee of directors, correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent c/o General Counsel, Cohen & Steers, Inc., 280 Park Avenue, New York, New York 10017. To communicate with any of our directors electronically, shareholders should go to our corporate Web site at www.cohenandsteers.com. Under the headings “Corporate Info/Board of Directors/Contact the Board of Directors,” shareholders may find the e-mail address board_communications@cohenandsteers.com, which may be used for writing an electronic message to the Board of Directors, any individual director, or any group or committee of directors. Please follow the instructions on our Web site in order to send your message.

All communications received as set forth in the preceding paragraph will be opened by our Associate General Counsel for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the addressee. In the case of communications to the Board of Directors or any group or committee of directors, sufficient copies of the contents will be made for each director who is a member of the group or committee to which the envelope or e-mail is addressed. Concerns relating to accounting, internal controls or auditing matters are brought to the attention of the Chairman of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

The Board of Directors has three standing committees: an Audit Committee; a Compensation Committee; and a Nominating and Corporate Governance Committee. The current charters for each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available on our corporate Web site at www.cohenandsteers.com under the headings “Corporate Info/Corporate Governance.” Further, we will provide a copy of these charters without charge to each shareholder upon written request. Requests for copies should be addressed to the Corporate Secretary, Cohen & Steers, Inc., 280 Park Avenue, New York, New York 10017.

The Audit Committee

The Board of Directors has a standing Audit Committee composed of Messrs. Rhein (Chair), Bruce, Simon and Villani that satisfies the requirements of SEC Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Rule 10A-3 establishes listing standards relating to audit committees in the following areas: the independence of audit committee members; the audit committee’s responsibility to select and oversee our independent registered public accounting firm; procedures for handling complaints regarding our accounting practices; the authority of the audit committee to engage advisors; and funding for the independent registered public accounting firm and any outside advisors engaged by the audit committee. As previously stated, the Board of Directors has determined that each of Messrs. Bruce, Rhein, Simon and Villani has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and is “independent” as defined in the NYSE listing standards and the applicable SEC rules. Furthermore, the Board of Directors has determined that Mr. Rhein qualifies as an “audit committee financial expert” as defined in the SEC rules and the Board of Directors has determined that each of Messrs. Bruce, Rhein, Simon and Villani has accounting and related financial management expertise within the meaning of the listing standards of the NYSE.

The Audit Committee’s primary purposes are to assist Board of Director oversight of the following: the integrity of our financial statements; the independent registered public accounting firm’s qualifications and independence; the performance of our internal audit function and independent registered public accounting firm; and the compliance by us with legal and regulatory requirements. The Audit Committee also prepares the audit committee report as required by the SEC’s rules for inclusion in our annual proxy statement.

The Audit Committee regularly holds separate sessions with management, internal auditors, and the independent registered public accounting firm. The Audit Committee’s procedures for the pre-approval of the audit and permitted non-audit services are described in “Item 2: Ratification of the Appointment of Independent Registered Public Accounting Firm—Audit Committee Pre-Approval Policy.”

The Compensation Committee

The Compensation Committee is responsible for overseeing our stock award and incentive plans and establishing the compensation for certain of our executive officers. The Compensation Committee is presently composed of Messrs. Villani (Chair), Bruce, Rhein and Simon. As previously stated, the Board of Directors has determined that each of Messrs. Bruce, Rhein, Simon and Villani has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and is “independent” as defined in the NYSE listing standards and is a “non-employee director” as defined in the applicable SEC rules.

The Compensation Committee has delegated to Mr. Cohen and Mr. Steers the authority (with certain limitations) to grant awards under the Amended and Restated Stock Incentive Plan to participants in the plan who are not directors or officers of the company as defined by Section 16 of the Securities Exchange Act of 1934. For additional information on the Compensation Committee’s activities, its use of outside advisors and its consideration and determination of executive compensation, see “Compensation of Executive Officers—Compensation Discussion and Analysis.”

Compensation Committee Interlocks and Insider Participation

None of the Compensation Committee’s members is or has been an officer or employee of the Company. During fiscal 2008, none of the Company’s executive officers served on the board of directors, the compensation committee or any similar committee of another entity of which an executive officer served on our Board of Directors or Compensation Committee.

The Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for the following: assisting the Board of Directors by identifying individuals qualified to become Board of Directors members, and to recommend to the Board of Directors the director nominees for the next annual meeting of shareholders; recommending to the Board of Directors the Corporate Governance Guidelines applicable to us; leading the Board of Directors in its annual review of the Board of Directors and management’s performance; and recommending to the Board of Directors director nominees for each committee. The Nominating and Corporate Governance Committee is presently composed of Messrs. Simon (Chair), Bruce, Rhein and Villani. As previously stated, the Board of Directors has determined that each of Messrs. Bruce, Rhein, Simon and Villani has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and is “independent” as defined in the NYSE listing standards.

Meetings of the Board’s Committees

The Board of Directors met five times during 2008. During 2008, the Board of Directors’ committees held the following number of meetings: Audit Committee—eight meetings; Compensation Committee—three meetings; Nominating and Corporate Governance Committee—two meetings. In 2008, each director attended all of the meetings of the Board of Directors and each committee of the Board of Directors on which such director served.

The Board of Directors believes that it is important for shareholders to have the opportunity to meet and talk to the independent members of the Board of Directors. Therefore, the Board of Directors generally schedules a board meeting in conjunction with our annual shareholders’ meeting and expects directors, absent valid reasons, to attend the shareholders’ meeting. All of the members of the Board of Directors attended the 2008 annual meeting of shareholders.

Compensation of Directors

Our policy is not to pay additional compensation to directors who are also our employees. The Nominating and Corporate Governance Committee reviews and recommends to our Board of Directors the compensation of our non-employee directors. As part of this review, the Nominating and Corporate Governance Committee consults with McLagan, a compensation consulting and research firm, to determine the reasonableness and adequacy of our non-employee director compensation.

Each outside director receives an annual retainer of $120,000, $45,000 of which is payable quarterly in cash and $75,000 of which is payable quarterly in restricted stock units. The restricted stock units are granted under our Amended and Restated Stock Incentive Plan and are 100% vested on the date of grant. The shares of common stock underlying the restricted stock units granted to a director will be delivered to the director on the third anniversary of the date of grant. Dividends on these restricted stock units are paid in cash as and when dividends are paid by us on our common stock.

The chair of the Audit Committee receives an additional annual cash retainer of $15,000, the chair of the Compensation Committee receives an additional annual cash retainer of $7,500 and the chair of the Nominating and Corporate Governance Committee receives an additional annual cash retainer of $5,000. Each member of the Audit Committee (including the chair) receives an additional annual cash retainer of $15,000, each member of the Compensation Committee (including the chair) receives an additional annual cash retainer of $7,500, and each member of the Nominating and Corporate Governance Committee (including the chair) receives an additional annual cash retainer of $5,000.

Outside directors are further reimbursed for reasonable travel and related expenses associated with attendance at board or committee meetings as well as reasonable expenses for continuing education programs related to their role as a member of the board.

Outside directors receive no compensation from us other than compensation as one of our directors.

The following chart sets forth the compensation paid by us to non-employee directors in 2008.

2008 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(2) ($)	Total ($)
Richard E. Bruce	72,538	74,962	—	—	—	5,025	152,525
Peter L. Rhein	87,538	74,962	—	—	—	5,025	167,525
Richard P. Simon	77,538	74,962	—	—	—	5,025	157,525
Edmond D. Villani	80,038	74,962	—	—	—	5,025	160,025

(1)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“FAS 123(R)”), of awards pursuant to our Amended and Restated Stock Incentive Plan. Assumptions used in the calculation of these amounts are included in Notes 2 and 7 to our audited consolidated financial statements for the fiscal year ended December 31, 2008 included in our Annual Report on Form 10-K filed with the SEC on March 16, 2009.

In calendar year 2008, each of the directors was actually granted 2,712 restricted stock units having a grant date fair value of $74,943. These restricted stock units were 100% vested at the time of grant, although the directors will not receive the shares of stock underlying the restricted stock units until the third anniversary of their grant. No directors held any unvested stock awards at December 31, 2008.

(2)	Represents the dividends paid on undelivered restricted stock units granted to the directors.

REPORT OF THE AUDIT COMMITTEE

In accordance with and to the extent permitted by the rules of the SEC, the information contained in the following Report of the Audit Committee shall not be incorporated by reference into any of our future filings made under the Exchange Act, or under the Securities Act of 1933, as amended (the “Securities Act”), and shall not be deemed to be soliciting material or to be filed under the Exchange Act or the Securities Act.

Report of the Audit Committee

The Board of Directors has appointed an Audit Committee composed of four directors, each of whom is independent as defined in the NYSE listing standards. The Board of Directors has determined that Mr. Rhein is an “audit committee financial expert,” as that term is defined in the SEC rules.

The Board of Directors has adopted a written charter for the Audit Committee. A copy of that charter is available on our corporate Web site at www.cohenandsteers.com under the headings “Corporate Info/Corporate Governance.” The Audit Committee’s job is one of oversight as set forth in its charter. It is not the duty of the Audit Committee to prepare our financial statements, to plan or conduct audits, or to determine that our financial statements are complete and accurate and prepared in accordance with accounting principles generally accepted in the United States of America. Management is responsible for preparing our financial statements and for maintaining internal control and disclosure controls and procedures. The independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion as to whether those audited financial statements fairly present our financial position, results of operations, and cash flows in conformity with accounting principles generally accepted in the United States of America.

The Audit Committee has reviewed and discussed our audited financial statements with management and with Deloitte & Touche LLP, our independent registered public accounting firm for 2008.

The Audit Committee has discussed with Deloitte & Touche LLP the matters required by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received from Deloitte & Touche LLP the written statements required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Deloitte & Touche LLP that firm’s independence. The Audit Committee has concluded that Deloitte & Touche LLP’s provision of audit and non-audit services to the company and its affiliates is compatible with Deloitte & Touche LLP’s independence.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE

Peter L. Rhein (Chair) Richard E. Bruce Richard P. Simon Edmond D. Villani

REPORT OF THE COMPENSATION COMMITTEE

The following compensation committee report to shareholders shall not, in accordance with the rules of the SEC, be incorporated by reference into any of our future filings made under the Exchange Act or under the Securities Act, and shall not be deemed to be soliciting material or to be filed under the Exchange Act or the Securities Act.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in our Annual Report on Form 10-K for the year ended December 31, 2008.

MEMBERS OF THE COMPENSATION COMMITTEE

Edmond D. Villani (Chair) Richard E. Bruce Peter L. Rhein Richard P. Simon

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file reports of holdings of, and transactions in, our shares with the SEC. To the best of our knowledge, based solely on copies of such reports and representations from these reporting persons, we believe that in 2008, our directors, executive officers and ten percent holders met all applicable SEC filing requirements. Reports filed with the SEC detailing purchases and sales of our equity securities by such persons may be found on our corporate Web site at www.cohenandsteers.com under “Corporate Info/SEC Filings.”

OWNERSHIP OF COHEN & STEERS COMMON STOCK

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 13, 2009 by: (1) each person who is known by us to own beneficially more than 5% of any class of outstanding shares of our common stock; (2) each of our directors; (3) each of the executive officers named in the Summary Compensation Table; and (4) all of our executive officers and directors as a group.

Except as otherwise noted, each individual exercises sole voting power or investment power over the shares of common stock shown. The number of shares of common stock shown in the following security ownership table as beneficially owned by each director and executive officer is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. For purposes of the following security ownership table, beneficial ownership includes any shares of common stock as to which the individual has sole or shared voting power or investment power and also any shares of common stock which the individual has the right to acquire within 60 days of March 13, 2009 through the exercise of any option, warrant or right or the delivery of shares of common stock underlying restricted stock units.

As of March 13, 2009, there were 42,099,122 shares of our common stock outstanding. This amount does not include restricted stock units issued by us to our employees. See footnote 1 to the following stock ownership table.

Name(†)	Amount and Nature of Beneficial Ownership of Common Stock		Percent of Common Stock Outstanding	Amount of Restricted Stock Units Owned(1)
Martin Cohen	11,780,677	(2)	28.0%	139,867
Robert H. Steers	11,776,990	(4)	28.0%	139,867
Richard E. Bruce	12,821		*	6,856
Peter L. Rhein	11,079		*	6,856
Richard P. Simon	4,821		*	6,856
Edmond D. Villani	3,821		*	6,856
Joseph M. Harvey	960,181	(3)	2.3%	164,121
Adam M. Derechin	288,958		*	64,077
Matthew S. Stadler	69,650	(5)	*	100,865
All directors and executive officers as a group (10 persons)	24,916,030	(2)(4)(5)	59.1%	672,627

†	The address for each of the directors and executive officers is c/o Cohen & Steers, Inc., 280 Park Avenue, New York, New York 10017. Except as otherwise noted below and subject to applicable community property laws, each individual has sole voting and investment power with respect to the shares listed and may, from time to time, hold shares in accounts that have a margin feature.

*	The number of shares of common stock held by such individual is less than 1% of the outstanding shares of such class of common stock.

(1)	Represents non-voting restricted stock units granted under our Amended and Restated Stock Incentive Plan. Additional information on our Amended and Restated Stock Incentive Plan appears in the Compensation Discussion and Analysis and the Summary Compensation Table.

(2)	Includes 1,340,701 shares of common stock held by The Martin Cohen 1998 Family Trust, of which Mr. Cohen’s spouse serves as trustee. Mr. Cohen disclaims beneficial ownership of the shares held by this trust.

(3)	954,100 of the shares held by Mr. Harvey are held in a margin brokerage account and have been pledged as loan collateral.

(4)	Includes 950,920 shares of common stock held by The Robert H. Steers Family Trust, of which Mr. Steers’ spouse serves as trustee. Mr. Steers disclaims beneficial ownership of the shares held by this trust.

(5)	Includes 23,888 shares of common stock that will be delivered on May 9, 2009 upon the vesting of the restricted stock units underlying such shares.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

Introduction

Our compensation programs are designed to support our business goals and promote both short-term and long-term growth by attracting, motivating and retaining the management talent we need to maintain and strengthen our position in the asset management business. This section of the Proxy Statement explains how our compensation programs are designed and operate with respect to our executive officers who are named in the compensation tables of this Proxy Statement (we refer to these individuals as the “named executive officers”). Our named executive officers are our co-chairmen and co-chief executive officers, Martin Cohen and Robert H. Steers, our chief financial officer, Matthew S. Stadler, our president, Joseph M. Harvey, and our chief operating officer, Adam M. Derechin.

The Compensation Committee determines all components of our co-chief executive officers’ compensation. With respect to the other named executive officers, the Compensation Committee seeks recommendations from our co-chief executive officers and reviews and approves all components of our other named executive officers’ compensation. This includes making individual compensation decisions and reviewing and revising our compensation plans, programs, and guidelines as appropriate.

Compensation Philosophy

The following principles guide the design and oversight of our compensation programs:

Compensation should be related to performance. We believe that an employee’s compensation should be tied to how the individual employee performs and to how well both we as a company and the employee’s team perform. For a discussion of the performance criteria considered by the Compensation Committee in setting the named executive officers’ compensation, see “Named Executive Officer Compensation—Co-Chief Executive Officers” and “Named Executive Officer Compensation—Other Named Executive Officers” below in this Proxy Statement.

Compensation levels are competitive. Our Compensation Committee annually reviews compensation survey data from independent sources to help ensure that our compensation programs are competitive (see “Compensation Consultant” and “Named Executive Officer Compensation—Other Named Executive Officers” below in this Proxy Statement). The survey data covers companies with whom we compete for leadership talent. The Compensation Committee does not aim to target compensation levels within a particular range related to levels provided by industry peers, but uses these comparisons as one factor in determining the total value of annual base salary, annual incentive performance bonus (including the mandatory and optional program deferrals described in “Elements of Executive Compensation—Annual Incentive Performance Bonus” below in this Proxy Statement) and other equity awards that fairly compensate executive officers when considered in combination.

Equity awards are a significant part of total compensation. Through our mandatory and optional deferral programs, as well as other equity grants discussed in “Elements of Executive Compensation—Other Equity Awards” below in this Proxy Statement, restricted stock units comprise a significant portion of the total compensation package for the named executive officers (see “Elements of Executive Compensation—Annual Incentive Bonus” and “Named Executive Officer Compensation” below in this Proxy Statement for a discussion of the mix of compensation between cash and equity in our company for our named executive officers). These restricted stock units are generally granted at the time annual incentive performance bonuses are paid.

As a means to align the interests of the named executive officers with those of our other shareholders, we believe that the grant of restricted stock units encourages our employees to develop and lead our business and remain long-term employees. The restricted stock units generally vest over three to five years and are conditioned on continuous employment to serve as a retention incentive.

Employees are provided with opportunities to own our common stock. We provide all of our employees with various ways to become owners of our company. Since our initial public offering in 2004, we have granted restricted stock unit grants to broad segments of employees. Further, our mandatory and optional deferral programs (in which we match a portion of the deferred amount in additional restricted stock units) have provided a means for employees to become shareholders of our company. Lastly, employees may purchase shares of our common stock at a 15% discount through our Employee Stock Purchase Plan.

Elements of Executive Compensation

The three primary components of our executive compensation programs are annual base salary, annual incentive performance bonuses (including mandatory and optional program deferrals) and other equity awards.

Annual base salary. Base salaries are set at levels that are competitive with similar positions at other comparable asset management companies (the group of comparable asset management companies is described in “Named Executive Officer Compensation” below in this Proxy Statement). Consistent with practices generally applied in the asset management industry, the Compensation Committee sets base salaries for named executive officers at levels that constitute a relatively low percentage of their total compensation. This approach is consistent with the principle of linking compensation to performance since it results in most of an executive’s compensation being paid through more variable incentive awards.

While we review base salary surveys annually, base salaries for those at executive levels are generally adjusted less frequently. Adjustments, if any, at the senior leadership level are made to recognize significant expansion of an individual’s role, outstanding and sustained individual performance, or if competitive market data indicate a significant deviation from the market.

Annual incentive performance bonus. The Compensation Committee grants annual incentive performance bonuses to our named executive officers under our Amended and Restated Annual Incentive Plan. Annual incentive performance bonuses are designed to provide a linkage among employee performance, our annual performance and long-term increases in shareholder value. Because incentive compensation awards are generally tied to performance, they will usually constitute the largest portion of annual compensation paid to the named executive officers.

Early each year, the Compensation Committee, with input from senior management, reviews the general performance criteria for our company and our named executive officers. Such criteria may include our company’s net income, revenues, assets under management and inflows and such other subjective matters as determined by the Compensation Committee. Further, the Compensation Committee determines the maximum annual incentive performance bonus for each of the named executive officers (for a further discussion of the performance criteria, see “Named Executive Officer Compensation” below in this Proxy Statement).

The maximum annual incentive performance bonuses are expressed as a percentage of our adjusted pre-tax profit. Adjusted pre-tax profit means our pre-incentive and pre-tax income, excluding extraordinary items or variances. The maximum annual incentive performance bonus amount that each named executive officer is eligible to receive is not an expectation of actual annual incentive performance bonus amounts that will be paid to the named executive officers, but a cap on the range of compensation that the named executive officer may be paid while maintaining the tax deductibility of the bonus as “performance-based” compensation for purposes of Section 162(m) of the Internal Revenue Code. The Compensation Committee typically approves annual incentive performance bonuses to the named executive officers that are less than the maximum percentages allocated to the named executive officers. The Compensation Committee believes that this bonus structure is in the best interests of shareholders because it enables the most prudent use of our assets by ensuring the deductibility of performance-based compensation while allowing the Compensation Committee to appropriately compensate the named executive officers based on the performance of the company and the individual.

At the end of each year, the Compensation Committee approves a specific annual incentive performance bonus amount to each named executive officer. The Compensation Committee’s 2008 annual incentive performance bonus amounts for our named executive officers are discussed below under the heading “Named Executive Officer Compensation.” The Compensation Committee does not rely on predetermined formulas, weighted factors, specific benchmark percentiles or a limited set of criteria in making this decision. In determining the actual annual incentive performance bonus payable to a named executive officer, the

Compensation Committee considers the overall performance of the company and the individual, market survey analysis provided by McLagan for comparable public and private asset management firms to obtain a general understanding of current comparable compensation practices (see “Compensation Consultant” below in this Proxy Statement), recommendations of our co-chief executive officers for the other named executive officers, historical compensation levels for each named executive officer, overall effectiveness of the executive compensation program and other subjective factors as the Compensation Committee deems relevant.

Annual incentive performance bonuses are generally paid in January of the year following the fiscal year performance period and are composed generally of cash and restricted stock units granted in lieu of cash, and mandatory and optional deferrals pursuant to our Mandatory Stock Bonus Program and Optional Stock Purchase Program under our Amended and Restated Stock Incentive Plan.

Mandatory Stock Bonus Program. In order to retain our executive officers and promote stock ownership, our policy is to mandatorily defer a meaningful portion of their total compensation package into restricted stock units pursuant to our Mandatory Stock Bonus Program under our Amended and Restated Stock Incentive Plan. Under the terms of our Mandatory Stock Bonus Program, we will match a portion of the mandatorily deferred amount in additional restricted stock units. Any dividends paid by us on our common stock will be reflected in additional restricted stock units on such deferred and company matching contribution amounts. The deferred amount and our matching contribution vest ratably over four years, and all accrued dividends vest on the fourth anniversary of the grant. Mr. Cohen and Mr. Steers did not participate in the Mandatory Stock Bonus Program in 2008 since they did not receive a 2008 annual incentive performance bonus. For the amounts deferred under the Mandatory Stock Bonus Program for the other named executive officers, see the table contained on page 21.

Optional Stock Purchase Program. Our policy is to allow all of our employees to voluntarily defer a portion of their annual incentive performance bonus into restricted stock units pursuant to our Optional Stock Purchase Program under our Amended and Restated Stock Incentive Plan. Under the terms of our Optional Stock Purchase Program, we will match a portion of the optional deferred amount in additional restricted stock units. Any dividends paid by us on our common stock will be reflected in additional restricted stock units on such deferred and company matching contribution amounts. Pursuant to the terms of our Optional Stock Purchase Program, the voluntarily deferred amounts are immediately vested (but delivered on the third anniversary of grant) and the matching contributions and accrued dividends vest and are delivered on the third anniversary of the grant. Mr. Cohen and Mr. Steers did not participate in the Optional Stock Purchase Program in 2008 since they did not receive a 2008 annual incentive performance bonus. For the amounts deferred under the Optional Stock Purchase Program for the other named executive officers, see the table contained on page 21.

Other equity awards. The grant of equity awards is consistent with our pay at-risk philosophy, as the equity awards are generally conditioned on continued employment. In granting equity awards, the Compensation Committee’s objective is also to provide named executive officers with long-term incentive award opportunities that are consistent with awards made by companies in our industry and based on each named executive officer’s individual performance. Currently, we can provide named executive officers with restricted stock units that generally vest over five years, which are granted pursuant to our Amended and Restated Stock Incentive Plan. No dividends are paid on such restricted stock units.

Other compensation. Our named executive officers are generally eligible to participate, on an elective basis, in two other compensation plans that are generally available to all employees.

Employee Stock Purchase Plan. The purpose of the Employee Stock Purchase Plan is to encourage and enable eligible employees to purchase our stock at a discounted rate, thereby keeping the employees’ interests aligned with the interests of the shareholders. All named executive officers (except Mr. Cohen and Mr. Steers, who are not eligible to participate) may participate in this plan on the same basis as all other eligible employees. Eligible employees may elect to contribute on an after-tax basis between 1% and 10% of their annual salary and incentive performance bonus to purchase our common stock; provided, however, that an employee may not contribute more than $25,000 to the plan under Internal Revenue Service restrictions. Shares are purchased at a 15% discount from the fair market value of our common stock on the last day of each of the four quarterly offering periods.

401(k) Savings Plan. We offer a tax-qualified 401(k) plan to all eligible employees. Employees may elect to contribute on a pre-tax basis between 1% and 100% of their annual pay into the 401(k) plan, up to the annual Internal Revenue Service maximum. We match 50% of employee contributions in cash in order to encourage employee participation and such matching contribution vests over a five year period.

Benefits and Perquisites

Our practice is to provide benefits and perquisites to executive officers that are the same as those offered to all of our other employees.

Compensation Consultant

The Compensation Committee has sole discretion to retain and terminate compensation consultant(s) to assist in the evaluation of the compensation of our executive officers. In 2008, the Compensation Committee retained McLagan as its compensation consultant to advise it on all matters related to the senior executives’ compensation and our general compensation programs. McLagan advises the Compensation Committee in determining annual base salaries and annual incentive performance bonuses for senior executives and designing and determining individual restricted stock unit grant levels. McLagan also assists the Compensation Committee by providing comparative market data on compensation practices and programs based on an analysis of peer competitors and provides guidance on industry trends and best practices.

Role of Management

Our senior management, under the leadership of our co-chief executive officers, plays an important role in establishing and maintaining our compensation programs. Senior management’s role includes recommending compensation plans and programs to the Compensation Committee, implementing the Compensation Committee’s decisions regarding the plans and programs and assisting and supporting the Compensation Committee in carrying out its duties.

Our co-chief executive officers regularly attend Compensation Committee meetings and provide information as to the individual performance of the other named executive officers and make annual recommendations to the Compensation Committee of appropriate compensation levels for all named executive officers other than themselves.

Named Executive Officer Compensation

Co-Chief Executive Officers. The Compensation Committee established a 2008 base salary of $750,000 for each of Mr. Cohen and Mr. Steers.

On February 27, 2008, the Compensation Committee met and reviewed the general performance criteria for our company and for each of Mr. Cohen and Mr. Steers. At that meeting, the Compensation Committee also determined that the maximum annual incentive performance bonus for each of Mr. Cohen and Mr. Steers would be no more than 4.5% of our 2008 adjusted pre-tax profit, subject to the $10 million maximum payment amount set forth in the Amended and Restated Annual Incentive Plan. As previously discussed, in establishing this percentage, the Compensation Committee expected that their actual award for the fiscal year would be less than this maximum percentage.

On January 21, 2009, at the request of Mr. Cohen and Mr. Steers, the Compensation Committee met and determined not to award 2008 annual incentive performance bonuses to Mr. Cohen or Mr. Steers. This decision was not based on the individual performance of Mr. Cohen and Mr. Steers. In fact, Mr. Cohen and Mr. Steers were deemed to be successful in 2008 in delivering value to the company in areas that were under their control, including the continued successful globalization and diversification of our product offerings and capabilities (which included new global real estate long-short and multimanager capabilities), and build-out of our organizational structure. The decision was based on the negative market conditions faced by our company and the entire asset management industry in 2008, and the dramatic effect of those unprecedented challenges on the overall financial performance of the company.

The table below sets forth 2008 total compensation approved by the Compensation Committee for Mr. Cohen & Mr. Steers. Total compensation with respect to the 2007 and 2006 performance periods are included for comparative purposes.

Annual Incentive Performance Bonus
Name	Year	Annual Base Salary	Cash	Mandatory RSU Deferral	Mandatory RSU Match	Voluntary RSU Deferral	Voluntary RSU Match	RSU Award	Total Compensation
		($)	($)	($)	($)	($)	($)	($)	($)
Martin Cohen	2008 2007 2006	750,000 500,000 500,000	— — —	— 2,500,000 1,300,000	— 625,000 325,000	— — 200,000	— — 50,000	— — 400,000	750,000 3,625,000 2,775,000

Robert H. Steers	2008 2007 2006	750,000 500,000 500,000	— — —	— 2,500,000 1,300,000	— 625,000 325,000	— — 200,000	— — 50,000	— — 400,000	750,000 3,625,000 2,775,000

Other Named Executive Officers. The Compensation Committee, based upon the recommendation of Mr. Cohen and Mr. Steers, approved 2008 base salaries of $500,000 for Mr. Harvey and $300,000 for each of Mr. Stadler and Mr. Derechin. Annual base salaries for Messrs. Stadler and Derechin have not changed since 2005 and for Mr. Harvey since 2006. The Compensation Committee elected not to adjust their base salaries for 2008 because it decided that their current salaries remain reasonable and competitive.

On February 27, 2008, the Compensation Committee met and reviewed the general performance criteria for our company and for each of Messrs. Harvey, Stadler and Derechin. At that meeting, the Compensation Committee also determined that the maximum annual incentive performance bonus for each of Messrs. Harvey, Stadler and Derechin would be no more than 3.5%, 2.5% and 2.5%, respectively, of our 2008 adjusted pre-tax profit, each subject to the $10 million maximum payment amount set forth in the Amended and Restated Annual Incentive Plan. As previously discussed, in establishing these percentages, the Compensation Committee expected that their actual awards for the fiscal year would be less than this maximum percentage.

On January 21, 2009, the Compensation Committee met and approved the actual amount of the annual incentive performance bonus for each of Messrs. Harvey, Stadler and Derechin. In approving these awards, the Compensation Committee considered the recommendations of the co-chief executive officers, the company’s net income, revenues, assets under management and inflows, the historical annual incentive performance awards of each executive officer and other subjective factors about each executive officer including the responsibilities of the officer, the co-chief executive officers’ views as to the individual performance by the named executive officer during the fiscal year, and the co-chief executive officers’ views of the initiative, business judgment and management skills of the named executive officer.

In order to ensure that our executive compensation programs were competitive, the Compensation Committee considered advice from McLagan with respect to a comparison of our other named executive officers’ compensation against those of twelve publicly traded asset management companies (Affiliated Managers Group, Inc.; Alliance Capital Management Holding; BlackRock, Inc.; Calamos Asset Management, Inc.; Eaton Vance Corp.; Federated Investors, Inc.; Franklin Resources, Inc.; GAMCO Investors, Inc.; Janus Capital Group, Inc.; Legg Mason, Inc.; T. Rowe Price Group, Inc.; and Waddell & Reed Investment Management Co.). However, due to our relatively smaller size compared to these companies, the Compensation Committee does not believe that it is appropriate to compare compensation levels based solely on these twelve publicly traded peers. Therefore, the Compensation Committee also reviewed compensation information obtained from a McLagan survey that contained forty-eight asset management firms of similar size (Aberdeen Asset Management, Inc.; Arrowstreet Capital, L.P.; AXA Rosenberg Investment Management; Baron Capital Group & Subsidiaries, Inc.; Batterymarch Financial Management, Inc.; Bessemer Trust Company; The Boston Company Asset Management, LLC; Brandywine Global Investment Management, LLC; Brown Brothers Harriman & Co.; Calamos Asset Management, Inc.; Declaration Management & Research LLC; DuPont Capital Management; Dwight Asset Management Company; Fischer, Francis Trees & Watts, Inc.; Fisher Investments; Fortis Investment Management USA, Inc.; Franklin Portfolio Associates; Fred Alger & Company, Incorporated; Glenmede Trust Company; Government of Singapore Investment Corporation Inc.; Harris Associates, L.P.; Harvard Management Company, Inc.; Heitman LLC; INTECH; J & W Seligman & Co. Incorporated; Jacobs

Levy Equity Management, Inc.; John Hancock Funds; Munder Capital Management; NFJ Investment Group L.P.; Numeric Investors LLC; NWQ Investment Management Company, LLC; Oppenheimer Capital LLC; PanAgora Asset Management, Inc.; Phoenix Companies, Inc.; ProFund Advisors LLC; Pzena Investment Management, LLC; RCM Capital Management LLC; Reich & Tang Asset Management; RS Investment Management Co. LLC; Rydex Investments; Sands Capital Management, LLC; Schroder Investment Management N. A. Inc.; Smith Breeden Associates, Inc.; Tradewinds Global Investors, LLC; Trilogy Global Advisors, LLC; Voyageur Asset Management; Waddell & Reed Investment Management Co.; and William Blair & Company, L.L.C.).

As was the case with the annual incentive performance bonuses for Mr. Cohen and Mr. Steers, due to the negative market conditions faced by our company and the entire asset management industry in 2008, the annual incentive performance bonuses paid to the other named executive officers in 2008 were reduced sharply from 2007 levels. However, the decision to pay significantly lower annual incentive performance bonuses to our other named executive officers was not due to their individual performance, but rather on the dramatic effect of the negative market conditions on the overall financial performance of the company.

Taking all of these factors into account, the Compensation Committee approved 2008 total compensation for each of Messrs. Harvey, Stadler and Derechin as set forth below. Total compensation with respect to the 2007 and 2006 performance periods for Mr. Harvey and Mr. Stadler are included for comparative purposes.

Annual Incentive Performance Bonus
Name	Year	Annual Base Salary	Cash	Mandatory RSU Deferral	Mandatory RSU Match	Voluntary RSU Deferral	Voluntary RSU Match	RSU Award	Total Compensation
		($)	($)	($)	($)	($)	($)	($)	($)
Joseph M. Harvey	2008 2007 2006	500,000 500,000 500,000	180,000 705,000 825,000	45,000 945,000 1,050,000	11,250 236,250 262,500	75,000 550,000 625,000	18,750 137,500 156,250	200,000 300,000 500,000	1,030,000 3,373,750 3,918,750

Matthew S. Stadler	2008 2007 2006	300,000 300,000 300,000	270,000 415,000 375,000	30,000 560,000 525,000	7,500 140,000 131,250	— 325,000 300,000	— 81,250 75,000	200,000 — —	807,500 1,821,250 1,706,250

Adam M. Derechin	2008	300,000	270,000	30,000	7,500	—	—	100,000	707,500

As set out above, with respect to the annual incentive performance bonuses paid to our named executive officers we maintain a market-competitive mix of cash and restricted stock units that vest and are delivered over three to five years such that restricted stock units, which are generally conditioned on continued employment, comprise a meaningful portion of the total compensation package for the named executive officers. These restricted stock units are used to align the interests of the named executive officers with those of our shareholders. These service based restricted stock unit awards help us retain talent and foster the ongoing engagement of our executive team.

The restricted stock unit amounts set out above for the 2008 performance period were actually granted in January 2009 and therefore, are not reflected in the Summary Compensation Table or the 2008 Grants of Plan-Based Awards table since they were not granted in 2008 nor included in compensation expense in 2008.

Termination and Change in Control Arrangements

Under the terms of the restricted stock unit award agreements made pursuant to our Amended and Restated Stock Incentive Plan, all employees who receive restricted stock unit awards are entitled to the immediate vesting of their restricted stock units if their employment is terminated by us without “cause” or by the employee for “good reason” (each as defined under the Amended and Restated Stock Incentive Plan) within the two year period following a change in control of the company. This “double trigger” provision is designed to address our employees’ concerns regarding a change in the majority ownership of our company from Mr. Cohen and Mr. Steers.

In addition, pursuant to the terms of their employment agreements, our co-chief executive officers are entitled to payments and benefits upon the occurrence of specified events, including termination of employment

(with and without cause). The specific terms of our co-chief executive officers’ employment agreements are described in detail in “Employment Agreements with Martin Cohen and Robert H. Steers” below in this Proxy Statement. The terms of the employment agreements were set through the course of arms-length negotiations with each of our co-chief executive officers at the time of our initial public offering in 2004. As part of these negotiations, the company analyzed the terms of the same or similar arrangements for comparable executives employed by comparable companies and this approach was used by the company in setting the amounts payable and the triggering events under the arrangements.

An estimate of the compensation that would have been payable to our named executive officers upon the occurrence of the above termination events, as if each termination event occurred as of fiscal year-end, is described in detail in “Potential Payments Upon Termination or Change in Control” below in this Proxy Statement.

Compliance with Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code disallows a federal income tax deduction for compensation exceeding $1,000,000 paid to the named executive officers. However, compensation that is “performance based” (that is, compensation that is paid pursuant to pre-established objective performance goals that are based on criteria approved by the shareholders and that is determined and administered by the Compensation Committee) is excluded from this $1,000,000 limitation and is deductible.

Our compensation plans are structured so that all amounts paid under those plans should generally be fully deductible. To this end, the Compensation Committee annually establishes performance criteria in an effort to ensure deductibility of the awards made under the Amended and Restated Annual Incentive Plan and our Amended and Restated Stock Incentive Plan. Accordingly, all such compensation paid in 2008 should be deductible by us. However, based on the complexity of our business, the rapidly changing nature of the industry, as well as the continued competitive market for outstanding leadership talent, we believe it may be appropriate and competitive from time to time to consider certain compensation even though it may not be fully tax-deductible.

Summary Compensation Table

The following summary compensation table sets forth information concerning the total compensation, during 2008, 2007 and 2006, of our co-chief executive officers, our chief financial officer and the next two most highly compensated executive officers.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards	Non-Equity Incentive Plan Compensation		Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(3)		Total
		($)	($)	($)	($)	($)		($)	($)		($)
Martin Cohen Co-Chairman and Co-CEO	2008 2007 2006	750,000 500,000 500,000	— — —	1,443,563 719,138 291,572	— — —	— — 200,000	(5)	— — —	119,801 60,226 25,028	(11) (4) (6)	2,313,364 1,279,364 1,016,600

Robert H. Steers Co-Chairman and Co-CEO	2008 2007 2006	750,000 500,000 500,000	— — —	1,443,563 719,138 291,572	— — —	— — 200,000	(5)	— — —	119,801 60,226 25,028	(11) (4) (6)	2,313,364 1,279,364 1,016,600

Joseph M. Harvey President	2008 2007 2006	500,000 500,000 500,000	— — —	1,210,426 1,247,817 788,142	— — —	255,000 1,255,000 1,450,000	(12) (7) (8)	— — —	110,780 95,461 44,892	(11) (4) (6)	2,076,206 3,098,278 2,783,034

Matthew S. Stadler CFO	2008 2007 2006	300,000 300,000 300,000	— — —	874,872 673,872 492,372	— — —	270,000 740,000 675,000	(9) (10)	— — —	67,391 40,948 18,153	(11) (4) (6)	1,512,263 1,754,820 1,485,525

Adam M. Derechin COO	2008	300,000	—	455,331	—	270,000		—	49,007	(11)	1,074,338

(1)	Mr. Cohen and Mr. Steers received no annual incentive performance bonus for performance year 2008 (see “Named Executive Officer Compensation—Co-Chief Executive Officers” above in this Proxy Statement). The annual incentive performance bonus for each of Messrs. Harvey, Stadler and Derechin is reported in this Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”

(2)	Mr. Cohen and Mr. Steers received no stock awards with respect to performance year 2008 (see “Named Executive Officer Compensation—Co-Chief Executive Officers” above in this Proxy Statement).

The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended 2008, 2007 and 2006, respectively, in accordance with FAS 123(R) of awards pursuant to our Amended and Restated Stock Incentive Plan, and thus may include amounts from awards granted in and prior to such periods.

Assumptions used in the calculation of these amounts are included in Notes 2 and 7 to our audited consolidated financial statements for the fiscal year ended December 31, 2008 included in our Annual Report on Form 10-K filed with the SEC on March 16, 2009.

The 2008 Grants of Plan Based Awards Table contained in this Proxy Statement discloses the actual number and grant date fair value of restricted stock units granted in 2008 to each of the named executive officers.

(3)	Perquisites and other personal benefits for each named executive officer were less than $10,000 in the aggregate and therefore, information regarding perquisites and other personal benefits has not been included.

(4)	Includes a matching contribution in our 401(k) Plan of $10,250 for each of Messrs. Cohen, Steers and Stadler and $7,750 for Mr. Harvey.

Also includes $49,976, $49,976, $87,711 and $30,698 in dividend equivalents reflected in additional restricted stock units throughout 2007 on optional and mandatory restricted stock unit awards held by each of Messrs. Cohen, Steers, Harvey and Stadler pursuant to our Optional Stock Purchase Program and Mandatory Stock Bonus Program.

(5)	Vested restricted stock units with a grant date fair value of $200,000 were awarded to Mr. Cohen and Mr. Steers on January 26, 2007 pursuant to our Optional Stock Purchase Program in lieu of the payment of cash for a portion of their 2006 annual incentive performance bonus. Mr. Cohen and Mr. Steers received no cash annual incentive performance bonus in 2006. These vested restricted stock unit awards are reflected in the 2007 Grants of Plan Based Awards table in our 2007 Proxy Statement.

(6)	Includes a matching contribution in our 401(k) Plan of $10,000 for each of Messrs. Cohen, Steers and Stadler and $7,500 for Mr. Harvey.

Also includes $15,028, $15,028, $37,392 and $8,153 in dividend equivalents reflected in additional restricted stock units throughout 2006 on optional and mandatory restricted stock unit awards held by each of Messrs. Cohen, Steers, Harvey and Stadler pursuant to our Optional Stock Purchase Program and Mandatory Stock Bonus Program.

(7)	Includes an annual incentive performance bonus cash amount of $705,000 and vested restricted stock units with a grant date fair value of $550,000 awarded to Mr. Harvey on January 25, 2008 pursuant to his election to voluntarily defer such amount under our Optional Stock Purchase Program in lieu of the payment of cash for a portion of his 2007 annual incentive performance bonus. These vested restricted stock unit awards are reflected in the 2008 Grants of Plan-Based Awards table.

(8)	Includes an annual incentive performance bonus cash amount of $825,000 and vested restricted stock units with a grant date fair value of $625,000 awarded to Mr. Harvey on January 26, 2007 pursuant to his election to voluntarily defer such amount under our Optional Stock Purchase Program in lieu of the payment of cash for a portion of his 2006 annual incentive performance bonus. These vested restricted stock unit awards are reflected in the 2007 Grants of Plan-Based Awards table in our 2007 Proxy Statement.

(9)	Includes an annual incentive performance bonus cash amount of $415,000 and vested restricted stock units with a grant date fair value of $325,000 awarded to Mr. Stadler on January 25, 2008 pursuant to his election to voluntarily defer such amount under our Optional Stock Purchase Program in lieu of the payment of cash for a portion of his 2007 annual incentive performance bonus. These vested restricted stock unit awards are reflected in the 2008 Grants of Plan-Based Awards table.

(10)	Includes an annual incentive performance bonus cash amount of $375,000 and vested restricted stock units with a grant date fair value of $300,000 awarded to Mr. Stadler on January 26, 2007 pursuant to his election to voluntarily defer such amount under our Optional Stock Purchase Program in lieu of the payment of cash for a portion of his 2006 annual incentive performance bonus. These vested restricted stock unit awards are reflected in the 2007 Grants of Plan-Based Awards table in our 2007 Proxy Statement.

(11)	Includes a matching contribution in our 401(k) Plan of $10,250 for each of Messrs. Cohen, Steers and Stadler and $7,750 for each of Messrs. Harvey and Derechin.

Also includes $109,551, $109,551, $103,030, $57,141 and $41,257 in dividend equivalents reflected in additional restricted stock units throughout 2008 on optional and mandatory restricted stock unit awards held by each of Messrs. Cohen, Steers, Harvey, Stadler and Derechin pursuant to our Optional Stock Purchase Program and Mandatory Stock Bonus Program.

(12)	Includes an annual incentive performance bonus cash amount of $180,000 and vested restricted stock units with a grant date fair value of $75,000 awarded to Mr. Harvey on January 30, 2009 pursuant to his election to voluntarily defer such amount under our Optional Stock Purchase Program in lieu of the payment of cash for a portion of his 2008 annual incentive performance bonus. These vested restricted stock unit awards will be reflected in the 2009 Grants of Plan-Based Awards table in next year’s proxy statement.

2008 Grants of Plan-Based Awards

The following table discloses the actual number of vested and unvested restricted stock units granted in 2008 to our named executive officers and the grant date fair value of these awards.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Action Date(1)	Thresh- old ($)	Target ($)	Maxi- mum ($)	Thresh- old (#)	Target (#)	Maxi- mum (#)
Martin Cohen	1/25/08	12/18/07	—	—	—	—	—	—	113,615	(3)	—	—	3,124,981

Robert H. Steers	1/25/08	12/18/07	—	—	—	—	—	—	113,615	(3)	—	—	3,124,981

Joseph M. Harvey	1/25/08	12/18/07	—	—	—	—	—	—	78,848	(4)	—	—	2,168,714

Matthew S. Stadler	1/25/08	12/18/07	—	—	—	—	—	—	40,218	(5)	—	—	1,106,196

Adam M. Derechin	1/25/08	12/18/07	—	—	—	—	—	—	32,038	(6)	—	—	881,205

(1)	Restricted stock unit awards, including those restricted stock units awarded pursuant to our Mandatory Stock Bonus Program and Optional Stock Purchase Program are generally granted in the year following the fiscal year performance period. For instance, the restricted stock units granted to each of the named executive officers for 2008 were actually granted in January 2009 and therefore, are not included in this table since they were not granted in 2008. Mr. Cohen and Mr. Steers received no stock awards with respect to performance year 2008 (see “Named Executive Officer Compensation—Co-Chief Executive Officers” above in this Proxy Statement).

The Compensation Committee acted to award year-end equity based awards for the 2007 performance period at its regularly scheduled meeting on December 18, 2007, with the grants becoming effective on January 25, 2008. The average of the high and low price of our common stock on January 25, 2008 was used to determine the number of restricted stock units to be granted.

(2)	See “Annual Incentive Performance Bonus” and “Named Executive Officer Compensation” in this Proxy Statement for a discussion of non-equity incentive plan awards.

(3)	Includes 90,892 restricted stock units from our mandatory deferral of a portion of the executive’s 2007 annual incentive performance bonus, plus 22,723 restricted stock units granted to the executive as a company match on his mandatory deferral. These restricted stock units will vest one-fourth ratably on the last business day of each of January 2009, 2010, 2011 and 2012. Any dividends paid by us on our common stock will be accrued in additional restricted stock units on such mandatorily deferred and company match amounts and will also be delivered on the last business day of January 2012. Payment of these mandatorily deferred amounts is contingent on continued employment.

(4)	Includes 10,907 restricted stock units that vest one-fifth ratably on the last business day of each of January 2009, 2010, 2011, 2012 and 2013. Delivery of the shares of common stock underlying these restricted stock units is contingent on continued employment.

Also includes 34,357 restricted stock units from our mandatory deferral of a portion of the executive’s 2007 annual incentive performance bonus, plus 8,589 restricted stock units granted to the executive as a company match on his mandatory deferral. These restricted stock units will vest one-fourth ratably on the last business day of each of January 2009, 2010, 2011 and 2012. Any dividends paid by us on our common stock will be accrued in additional restricted stock units on such mandatorily deferred and company match amounts and will also be delivered on the last business day of January 2012. Payment of these mandatorily deferred amounts is contingent on continued employment.

Also includes 19,996 vested restricted stock units from the optional deferral by the executive of a portion of his 2007 annual incentive performance bonus, plus 4,999 restricted stock units granted to him as a company match on his optional bonus deferral. Any dividends paid by us on our common stock will be accrued in additional restricted stock units on such voluntarily deferred and company match amounts. These restricted stock units will be delivered on the last business day of January 2011, subject, in the case of the company match and the dividends, to continued employment.

(5)	Includes 20,359 restricted stock units from our mandatory deferral of a portion of the executive’s 2007 annual incentive performance bonus, plus 5,089 restricted stock units granted to the executive as a company match on his mandatory deferral. These restricted stock units will vest one-fourth ratably on the last business day of each of January 2009, 2010, 2011 and 2012. Any dividends paid by us on our common stock will be accrued in additional restricted stock units on such mandatorily deferred and company match amounts and will also be delivered on the last business day of January 2012. Payment of these mandatorily deferred amounts is contingent on continued employment.

Also includes 11,816 vested restricted stock units from the optional deferral by the executive of a portion of his 2007 annual incentive performance bonus, plus 2,954 restricted stock units granted to him as a company match on his optional bonus deferral. Any dividends paid by us on our common stock will be accrued in additional restricted stock units on such voluntarily deferred and company match amounts. These restricted stock units will be delivered on the last business day of January 2011, subject, in the case of the company match and the dividends, to continued employment.

(6)	Includes 16,542 restricted stock units from our mandatory deferral of a portion of the executive’s 2007 annual incentive performance bonus, plus 4,135 restricted stock units granted to the executive as a company match on his mandatory deferral. These restricted stock units will vest one-fourth ratably on the last business day of each of January 2009, 2010, 2011 and 2012. Any dividends paid by us on our common stock will be accrued in additional restricted stock units on such mandatorily deferred and company match amounts and will also be delivered on the last business day of January 2012. Payment of these mandatorily deferred amounts is contingent on continued employment.

Also includes 9,089 vested restricted stock units from the optional deferral by the executive of a portion of his 2007 annual incentive performance bonus, plus 2,272 restricted stock units granted to him as a company match on his optional bonus deferral. Any dividends paid by us on our common stock will be accrued in additional restricted stock units on such voluntarily deferred and company match amounts. These restricted stock units will be delivered on the last business day of January 2011, subject, in the case of the company match and the dividends, to continued employment.

2008 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information regarding unvested restricted stock units for the named executive officers as of December 31, 2008.

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Martin Cohen	—	—	—	—	—	185,120	(2)	2,034,469	—	—

Robert H. Steers	—	—	—	—	—	185,120	(2)	2,034,469	—	—

Joseph M. Harvey	—	—	—	—	—	150,391	(3)	1,652,797	—	—

Matthew S. Stadler	—	—	—	—	—	105,948	(4)	1,164,369	—	—

Adam M. Derechin	—	—	—	—	—	56,706	(5)	623,199	—	—

(1)	Based on the closing price of Cohen & Steers common stock of $10.99 on December 31, 2008.

(2)	Includes 32,687 restricted stock units that were granted on January 27, 2006 and that vest ratably on each of January 27, 2009, 2010 and 2011; 6,657 restricted stock units that were granted on January 26, 2007 and that vest ratably on the last business day of each January 2009, 2010, 2011 and 2012; 25,353 restricted stock units deferred on January 26, 2007 pursuant to our Mandatory Stock Bonus Program that generally vest on the last business day of each January 2009, 2010 and 2011; 1,040 restricted stock units deferred on January 26, 2007 pursuant to our Optional Stock Purchase Program that generally vest on the last business day of January 2010; and 113,615 restricted stock units deferred on January 25, 2008 pursuant to our Mandatory Stock Bonus Program that generally vest on the last business day of each January 2009, 2010, 2011 and 2012. Also includes 5,768 restricted stock units acquired as dividend equivalents in connection with the executive’s mandatory and optional restricted stock unit deferrals.

(3)	Includes 37,309 restricted stock units that were granted on January 27, 2006 and that vest ratably on each of January 27, 2009, 2010 and 2011; 8,321 restricted stock units that were granted on January 26, 2007 and that vest ratably on the last business day of each January 2009, 2010, 2011 and 2012; 11,601 restricted stock units deferred on January 27, 2006 pursuant to our Mandatory Stock Bonus Program that generally vest on January 27, 2009; 20,478 restricted stock units deferred on January 26, 2007 pursuant to our Mandatory Stock Bonus Program that generally vest on the last business day of each January 2009, 2010 and 2011; 3,867 restricted stock units deferred on January 27, 2006 pursuant to our Optional Stock Purchase Program that generally vest on January 27, 2009; 3,250 restricted stock units deferred on January 26, 2007 pursuant to our Optional Stock Purchase Program that generally vest on the last business day of January 2010; 10,907 restricted stock units that were granted on January 25, 2008 and that vest ratably on the last business day of each January 2009, 2010, 2011, 2012 and 2013; 42,946 restricted stock units deferred on January 25, 2008 pursuant to our Mandatory Stock Bonus Program that generally vest on the last business day of each January 2009, 2010, 2011 and 2012; and 4,999 restricted stock units deferred on January 25, 2008 pursuant to our Optional Stock Purchase Program that generally vest on the last business day of January 2011. Also includes 6,713 restricted stock units acquired as dividend equivalents in connection with the executive’s mandatory and optional restricted stock unit deferrals.

(4)	Includes 47,776 restricted stock units that were granted on May 9, 2005 and that vest ratably on each of May 9, 2009 and 2010; 5,824 restricted stock units that were granted on January 27, 2006 and that vest ratably on each of January 27, 2009, 2010 and 2011; 6,368 restricted stock units deferred on January 27, 2006 pursuant to our Mandatory Stock Bonus Program that generally vest on January 27, 2009; 10,239 restricted stock units deferred on January 26, 2007 pursuant to our Mandatory Stock Bonus Program that generally vest on the last business day of each January 2009, 2010 and 2011; 2,123 restricted stock units deferred on January 27, 2006 pursuant to our Optional Stock Purchase Program that generally vest on January 27, 2009; 1,560 restricted stock units deferred on January 26, 2007 pursuant to our Optional Stock Purchase Program that generally vest on the last business day of January 2010; 25,448 restricted stock units deferred on January 25, 2008 pursuant to our Mandatory Stock Bonus Program that generally vest on the last business day of each January 2009, 2010, 2011 and 2012; and 2,954 restricted stock units deferred on January 25, 2008 pursuant to our Optional Stock Purchase Program that generally vest on the last business day of January 2011. Also includes 3,656 restricted stock units acquired as dividend equivalents in connection with the executive’s mandatory and optional restricted stock unit deferrals.

(5)	Includes 14,924 restricted stock units that were granted on January 27, 2006 and that vest ratably on each of January 27, 2009, 2010 and 2011; 4,640 restricted stock units deferred on January 27, 2006 pursuant to our Mandatory Stock Bonus Program that generally vest on January 27, 2009; 8,874 restricted stock units deferred on January 26, 2007 pursuant to our Mandatory Stock Bonus Program that generally vest on the last business day of each January 2009, 2010 and 2011; 1,237 restricted stock units deferred on January 27, 2006 pursuant to our Optional Stock Purchase Program that generally vest on January 27, 2009; 1,300 restricted stock units deferred on January 26, 2007 pursuant to our Optional Stock Purchase Program that generally vest on the last business day of January 2010; 20,677 restricted stock units deferred on January 25, 2008 pursuant to our Mandatory Stock Bonus Program that generally vest on the last business day of each January 2009, 2010, 2011 and 2012; and 2,272 restricted stock units deferred on January 25, 2008 pursuant to our Optional Stock Purchase Program that generally vest on the last business day of January 2011. Also includes 2,782 restricted stock units acquired as dividend equivalents in connection with the executive’s mandatory and optional restricted stock unit deferrals.

2008 Option Exercises and Stock Vested

The following table sets forth certain information regarding restricted stock units that vested in 2008 for the named executive officers.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Martin Cohen	—	—	21,009	(1)	568,978

Robert H. Steers	—	—	21,009	(1)	568,978

Joseph M. Harvey	—	—	61,686	(2)	1,737,655

Matthew S. Stadler	—	—	41,056	(3)	1,188,603

Adam M. Derechin	—	—	23,124	(4)	647,620

(1)	Includes the vesting of 10,895 restricted stock units on January 27, 2008 with a value realized on vesting of $294,383 that were originally granted on January 27, 2006 and 10,114 restricted stock units on January 31, 2008 with a value realized on vesting of $274,595 that were originally granted on January 26, 2007.

(2)	Includes the vesting of 20,350 restricted stock units on January 1, 2008 with a value realized on vesting of $609,890 that were originally granted on December 10, 2004; 12,435 restricted stock units on January 27, 2008 with a value realized on vesting of $335,994 that were originally granted on January 27, 2006; and 8,905 restricted stock units on January 31, 2008 with a value realized on vesting of $241,771 that were originally granted on January 26, 2007. Also includes the grant of 19,996 vested restricted stock units voluntarily deferred by the executive on January 25, 2008 from his annual incentive performance bonus with a value realized on vesting of $550,000. These vested restricted stock units voluntarily deferred by the executive will not be delivered until the last business day of January 2011.

(3)	Includes the vesting of 1,941 restricted stock units on January 27, 2008 with a value realized on vesting of $52,446 that were originally granted on January 27, 2006; 3,412 restricted stock units on January 31, 2008 with a value realized on vesting of $92,636 that were originally granted on January 26, 2007; and 23,887 restricted stock units on May 9, 2008 with a value realized on vesting of $718,521 that were originally granted on May 9, 2005. Also includes the grant of 11,816 vested restricted stock units voluntarily deferred by the executive on January 25, 2008 from his annual incentive performance bonus with a value realized on vesting of $325,000. These vested restricted stock units voluntarily deferred by the executive will not be delivered until the last business day of January 2011.

(4)	Includes the vesting of 6,105 restricted stock units on January 1, 2008 with a value realized on vesting of $182,967 that were originally granted on December 10, 2004; 4,973 restricted stock units on January 27, 2008 with a value realized on vesting of $134,370 that were originally granted on January 27, 2006; and 2,957 restricted stock units on January 31, 2008 with a value realized on vesting of $80,283 that were originally granted on January 26, 2007. Also includes the grant of 9,089 vested restricted stock units voluntarily deferred by the executive on January 25, 2008 from his annual incentive performance bonus with a value realized on vesting of $250,000. These vested restricted stock units voluntarily deferred by the executive will not be delivered until the last business day of January 2011.

Potential Payments Upon Termination or Change in Control

We have entered into agreements and maintain plans that will require us to provide compensation to our named executive officers in the event of a termination of employment. The amount of compensation payable to each named executive officer in each situation is listed in the tables below.

Martin Cohen. The following table describes the potential payments upon termination for Martin Cohen, our co-chairman and co-chief executive officer.

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination by Executive with Good Reason	Voluntary Termination by Executive without Good Reason	Involuntary Not for Cause Termination by the Company	For Cause Termination by the Company	Without Cause Termination by the Company or Good Reason Termination by Executive Following Change in Control		Death of the Executive		Disability of the Executive
	($)	($)	($)	($)	($)		($)		($)
Compensation:
Base Salary ($750,000)	1,500,000	—	1,500,000	—	2,250,000		—		—
Annual Incentive Bonus	2,000,000	—	2,000,000	—	3,000,000		1,000,000		1,000,000
Long Term Incentives Restricted Stock Units	—	—	—	—	2,034,469	(4)	1,602,078	(5)	1,602,078	(5)

Benefits and Perquisites:
Continued Medical Benefits(2)	255,387	255,387	255,387	—	255,387		—		255,387
Excise Tax Gross-Up(3)	—	—	—	—	2,514,590		—		—

Total	3,755,387	255,387	3,755,387	—	10,054,446		2,602,078		2,857,465

(1)	Assumes the executive’s date of termination is December 31, 2008 and the price per share of our common stock on the date of termination is $10.99 per share.

(2)	The employment agreement with Mr. Cohen provides that, if the executive’s employment terminates for any reason other than by us for cause, then Mr. Cohen and his spouse and dependents will be entitled to continued coverage under our medical plans in which he was participating at the time of such termination for the remainder of his life, subject to payment by Mr. Cohen of the same premiums he would have paid during such period of coverage if he were an active employee. The value of the continued health benefits is based upon the 1994 US UP-94 Male and Female Mortality Tables and our providing health care coverage to the executive, his spouse and dependents until the executive’s death. Actuarial methods, considerations and analyses used in making this calculation conform to the appropriate Standards and Practice Guidelines of the Actuarial Standards Board.

(3)	The employment agreement with Mr. Cohen provides that, in the event payments under an employment agreement or otherwise result in a parachute excise tax to the executive, he will be entitled to a gross up payment equal to the amount of the excise tax, as well as the excise tax and income tax on the gross up payment.

(4)	Includes the value of 39,344 unvested restricted stock units. Also includes 140,008 unvested restricted stock units acquired in connection with the executive’s mandatory and optional annual incentive performance bonus deferrals and 5,768 unvested restricted stock units acquired as dividend equivalents in connection with the executive’s mandatory and optional restricted stock unit deferrals.

(5)	Includes 140,008 unvested restricted stock units acquired in connection with the executive’s mandatory and optional annual incentive performance bonus deferrals and 5,768 unvested restricted stock units acquired as dividend equivalents in connection with the executive’s mandatory and optional restricted stock unit deferrals.

Robert H. Steers. The following table describes the potential payments upon termination for Robert H. Steers, our co-chairman and co-chief executive officer.

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination by Executive with Good Reason	Voluntary Termination by Executive without Good Reason	Involuntary Not for Cause Termination by the Company	For Cause Termination by the Company	Without Cause Termination by the Company or Good Reason Termination by Executive Following Change in Control		Death of the Executive		Disability of the Executive
	($)	($)	($)	($)	($)		($)		($)
Compensation:
Base Salary ($750,000)	1,500,000	—	1,500,000	—	2,250,000		—		—
Annual Incentive Bonus	2,000,000	—	2,000,000	—	3,000,000		1,000,000		1,000,000
Long Term Incentives Restricted Stock Units	—	—	—	—	2,034,469	(4)	1,602,078	(5)	1,602,078	(5)

Benefits and Perquisites:
Continued Medical Benefits(2)	324,359	324,359	324,359	—	324,359		—		324,359
Excise Tax Gross-Up(3)	—	—	—	—	2,271,102		—		—
Total	3,824,359	324,359	3,824,359	—	9,879,930		2,602,078		2,926,437

(1)	Assumes the executive’s date of termination is December 31, 2008 and the price per share of our common stock on the date of termination is $10.99 per share.

(2)	The employment agreement with Mr. Steers provides that, if the executive’s employment terminates for any reason other than by us for cause, then Mr. Steers and his spouse and dependents will be entitled to continued coverage under our medical plans in which he was participating at the time of such termination for the remainder of his life, subject to payment by Mr. Steers of the same premiums he would have paid during such period of coverage if he were an active employee. The value of the continued health benefits is based upon the 1994 US UP-94 Male and Female Mortality Tables and our providing health care coverage to the executive, his spouse and dependents until the executive’s death. Actuarial methods, considerations and analyses used in making this calculation conform to the appropriate Standards and Practice Guidelines of the Actuarial Standards Board.

(3)	The employment agreement with Mr. Steers provides that, in the event payments under an employment agreement or otherwise result in a parachute excise tax to the executive, he will be entitled to a gross up payment equal to the amount of the excise tax, as well as the excise tax and income tax on the gross up payment.

(4)	Includes the value of 39,344 unvested restricted stock units. Also includes 140,008 unvested restricted stock units acquired in connection with the executive’s mandatory and optional annual incentive performance bonus deferrals and 5,768 unvested restricted stock units acquired as dividend equivalents in connection with the executive’s mandatory and optional restricted stock unit deferrals.

(5)	Includes 140,008 unvested restricted stock units acquired in connection with the executive’s mandatory and optional annual incentive performance bonus deferrals and 5,768 unvested restricted stock units acquired as dividend equivalents in connection with the executive’s mandatory and optional restricted stock unit deferrals.

Joseph M. Harvey. The following table describes the potential payments upon termination for Joseph M. Harvey, our president.

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination by Executive with Good Reason	Voluntary Termination by Executive without Good Reason	Involuntary Not for Cause Termination by the Company	For Cause Termination by the Company	Without Cause Termination by the Company or Good Reason Termination by Executive Following Change in Control		Death or Disability of the Executive
	($)	($)	($)	($)	($)		($)
Compensation:
Long Term Incentives
Restricted Stock Units	—	—	—	—	1,652,797	(2)	1,031,455	(3)

(1)	Assumes the executive’s date of termination is December 31, 2008 and the price per share of our common stock on the date of termination is $10.99 per share.

(2)	Includes the value of 56,537 unvested restricted stock units. Also includes 87,141 unvested restricted stock units acquired in connection with the executive’s mandatory and optional annual incentive performance bonus deferrals and 6,713 unvested restricted stock units acquired as dividend equivalents in connection with the executive’s mandatory and optional restricted stock unit deferrals.

(3)	Includes 87,141 unvested restricted stock units acquired in connection with the executive’s mandatory and optional annual incentive performance bonus deferrals and 6,713 unvested restricted stock units acquired as dividend equivalents in connection with the executive’s mandatory and optional restricted stock unit deferrals.

Matthew S. Stadler. The following table describes the potential payments upon termination for Matthew S. Stadler, our executive vice president and chief financial officer.

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination by Executive with Good Reason	Voluntary Termination by Executive without Good Reason	Involuntary Not for Cause Termination by the Company	For Cause Termination by the Company	Without Cause Termination by the Company or Good Reason Termination by Executive Following Change in Control		Death or Disability of the Executive
	($)	($)	($)	($)	($)		($)
Compensation:
Long Term Incentives Restricted Stock Units	—	—	—	—	1,164,369	(2)	575,305	(3)

(1)	Assumes the executive’s date of termination is December 31, 2008 and the price per share of our common stock on the date of termination is $10.99 per share.

(2)	Includes the value of 53,600 unvested restricted stock units. Also includes 48,692 unvested restricted stock units acquired in connection with the executive’s mandatory and optional annual incentive performance bonus deferrals and 3,656 unvested restricted stock units acquired as dividend equivalents in connection with the executive’s mandatory and optional restricted stock unit deferrals.

(3)	Includes 48,692 unvested restricted stock units acquired in connection with the executive’s mandatory and optional annual incentive performance bonus deferrals and 3,656 unvested restricted stock units acquired as dividend equivalents in connection with the executive’s mandatory and optional restricted stock unit deferrals.

Adam M. Derechin. The following table describes the potential payments upon termination for Adam M. Derechin, our chief operating officer.

Executive Benefits and Payments Upon Termination(1)	Voluntary Termination by Executive with Good Reason	Voluntary Termination by Executive without Good Reason	Involuntary Not for Cause Termination by the Company	For Cause Termination by the Company	Without Cause Termination by the Company or Good Reason Termination by Executive Following Change in Control		Death or Disability of the Executive
	($)	($)	($)	($)	($)		($)
Compensation:
Long Term Incentives Restricted Stock Units	—	—	—	—	623,199	(2)	459,184	(3)

(1)	Assumes the executive’s date of termination is December 31, 2008 and the price per share of our common stock on the date of termination is $10.99 per share.

(2)	Includes the value of 14,924 unvested restricted stock units. Also includes 39,000 unvested restricted stock units acquired in connection with the executive’s mandatory and optional annual incentive performance bonus deferrals and 2,782 unvested restricted stock units acquired as dividend equivalents in connection with the executive’s mandatory and optional restricted stock unit deferrals.

(3)	Includes 39,000 unvested restricted stock units acquired in connection with the executive’s mandatory and optional annual incentive performance bonus deferrals and 2,782 unvested restricted stock units acquired as dividend equivalents in connection with the executive’s mandatory and optional restricted stock unit deferrals.

Assumptions. Below is a description of the assumptions that were used in creating the tables above. Unless otherwise noted, the descriptions of the payments below are applicable to all of the above tables relating to potential payments upon termination or change in control.

Excise Tax Gross-Up. Upon a change in control of our company, the executive may be subject to certain excise taxes pursuant to Section 4999 of the Internal Revenue Code. We have agreed to reimburse Mr. Cohen and Mr. Steers for all excise taxes that are imposed on the executive under Section 4999 and any income, employment and excise taxes that are payable by the executive as a result of reimbursements for Section 4999 excise taxes. The total Section 4999 gross-up amount in the above tables assumes that the executive is entitled to a full reimbursement by us of (1) any excise taxes that are imposed upon the executive as a result of our change in control, (2) any income, employment and excise taxes imposed upon the executive as a result of our reimbursement of the excise tax amount, and (3) any additional income, employment and excise taxes that are imposed upon the executive as a result of our reimbursement of the executive for any excise, employment or income taxes. The calculation of the Section 4999 gross-up amount in the above tables is based upon a Section 4999 excise tax rate of 20%, a 35% federal income tax rate, a 1.45% medicare tax rate, and the applicable local and state income tax rate. The discount rates used to compute the present value of accelerated payouts or accelerated vesting are determined by the Internal Revenue Service (120% of the applicable federal rates compounded semi-annually for December 2008 as referenced in Table 1 of Revenue Ruling 2008-53). For purposes of the Section 4999 calculation, it is assumed that no amounts will be discounted as attributable to a reasonable compensation and no value will be attributed to the executive executing a non-competition agreement.

Restricted Stock Unit Acceleration. The executives will be entitled to the acceleration of their unvested and/or undelivered restricted stock units as described in the tables above if executives’ employment is terminated by us without “cause,” or by the executive for “good reason,” each within the two-year period following a “change in control” of our company. Further, the executives will be entitled to the acceleration of their unvested and/or undelivered restricted stock units granted pursuant to our Optional Stock Purchase Program and Mandatory Stock Bonus Program upon the executive’s death or “disability.”

A “change in control” means the occurrence of any of the following events: (1) the complete liquidation of our company or the sale or disposition, in one or a series of related transactions, of all or substantially all, of our assets to any “person” or “group” other than certain permitted holders; (2) any person or group, other than the permitted holders, is or becomes the beneficial owner of our securities representing both (x) 20% or more of the combined voting power of the then outstanding securities of our company and (y) more of the combined voting power of the then outstanding securities of our company than Mr. Cohen and Mr. Steers in the aggregate; (3) during any period of twenty-four consecutive months, individuals who at the beginning of such period constituted the board cease for any reason to constitute a majority of the board, then in office; or (4) the consummation of any transaction or series of transactions resulting in a merger, consolidation or amalgamation, in which we are involved, other than a merger, consolidation or amalgamation which would result in our shareholders immediately prior thereto continuing to own, in the same proportion as immediately prior to the transaction(s), more than 50% of the combined voting power of our voting securities or such surviving entity outstanding immediately after such merger, consolidation or amalgamation.

A termination is for “cause” if it is for any of the following: (1) the executive’s continued failure substantially to perform the executive’s duties to us (other than as a result of total or partial incapacity due to physical or mental illness) for a period of 10 days following written notice by us to the executive of such failure, (2) the executive’s engagement in conduct inimical to our interests, including without limitation, fraud, embezzlement, theft or dishonesty in the course of the executive’s employment, (3) the executive’s commission of, or plea of guilty or nolo contendere to, (x) a felony or (y) a crime other than a felony, which involves a breach of trust or fiduciary duty owed to us or an affiliate, (4) the executive’s disclosure of our or our affiliates’ trade secrets or confidential information, or (5) the executive’s breach of any agreement with us or an affiliate, including, without limitation, any agreement with respect to confidentiality, nondisclosure, non-competition or otherwise.

A termination is “good reason” if it is for any of the following (1) the failure by us or one of our affiliates to pay or cause to be paid the executive’s base salary or annual bonus (to the extent earned in accordance with the terms of any applicable annual bonus or annual incentive arrangement), if any, when due or (2) any substantial and sustained diminution in the executive’s authority or responsibilities; provided that either of the events described in clauses (1) and (2) of this sentence shall constitute good reason only if we and our affiliates fail to cure such event within 30 days after receipt from the executive of written notice of the event which constitutes good reason; provided, further, that “good reason” shall cease to exist for an event on the 60th day following the later of its occurrence or the executive’s knowledge thereof, unless the executive has given us written notice thereof prior to such date.

“Disability” means the inability of the employee to perform in all material respects his or her duties and responsibilities to the company by reason of a physical or mental disability or infirmity which inability is reasonably expected to be permanent and has continued (1) for a period of six consecutive months or (2) such shorter period as the Compensation Committee may reasonably determine in good faith. The disability determination is made in the sole discretion of the Compensation Committee.

Pension Benefits

Other than our broad-based 401(k) Plan, we do not sponsor any pension plans.

Employment Agreements with Martin Cohen and Robert H. Steers

We have entered into identical employment agreements with Martin Cohen and Robert H. Steers (each, an “Executive”). Each employment agreement provides for the Executive’s employment as our co-chief executive officer and co-chairman of the Board of Directors. The employment agreements automatically extend for one-year periods unless either party gives the other 60 days prior notice that the term will not be extended.

Each employment agreement provided for an initial annual base salary of $500,000 or such other amount as is determined in the sole discretion of the Board of Directors (which was adjusted to $750,000 effective January 1, 2008), and an annual incentive performance bonus as approved in the discretion of the Compensation Committee.

During the term, each Executive will be entitled to:

(1) employee benefits that are no less favorable than those employee benefits provided to him before the company’s initial public offering; and

(2) participate in all of our employee benefit programs on a basis which is no less favorable than is provided to any of our other executives.

Termination of employment. Pursuant to each employment agreement, if the Executive’s employment terminates prior to the expiration of the term due to his death or disability, the Executive will be entitled to receive:

(1) a payment equal to his target annual incentive performance bonus ($1,000,000) for the fiscal year in which the termination occurs;

(2) any accrued, but unpaid, base salary through the date of termination; and

(3) any accrued and earned, but unpaid, annual incentive performance bonus for any previously completed fiscal year.

As set forth in each employment agreement, if an Executive’s employment is terminated prior to the expiration of the term by us without “cause” or by the Executive for “good reason” or if we elect not to extend the term (each a “qualifying termination”), the Executive will be entitled, subject to his compliance with certain restrictive covenants, to a lump sum payment equal to two times (three times in the case of a qualifying termination that occurs on or following a change in control) the sum of his annual base salary and his target annual incentive performance bonus for the fiscal year in which the termination occurs. Any termination by us without cause within six months prior to a change in control will be deemed to be a termination of employment on the date of such change in control.

In the event of a termination of an Executive’s employment which is not a qualifying termination or a termination due to the Executive’s death or disability (including if the Executive resigns without good reason), the Executive will be entitled to receive only the accrued but unpaid salary through the date of termination and earned but unpaid bonus for the previously completed fiscal year.

Each employment agreement generally provides that, if the Executive’s employment terminates for any reason other than by us for cause, the Executive and his spouse and dependents will be entitled to continued coverage under our medical plans in which he was participating at the time of such termination for the remainder of his life, subject to payment by the Executive of the same premiums he would have paid during such period of coverage if he were an active employee. In addition, each employment agreement provides that, in the event payments under an employment agreement or otherwise result in a parachute excise tax to the Executive, he will be entitled to a gross up payment equal to the amount of the excise tax, as well as the excise tax and income tax on the gross up payment.

Restrictive covenants. Non-competition. Pursuant to each employment agreement, during the term of the agreement and, if the Executive’s employment is terminated by us for cause or by the Executive without good reason or the Executive elects not to extend the term, for one year following such termination of employment, the Executive generally will be prohibited from:

(1) seeking to provide or providing investment advisory services to certain persons to whom we or any of our affiliates render services;

(2) soliciting or seeking to induce or actually inducing certain of our employees or employees of our affiliates to discontinue their employment with us or hiring or employing such employees;

(3) competing with us and our affiliates;

(4) acquiring a financial interest in, or otherwise becoming actively involved with, any competitive business; and

(5) interfering with, or attempting to interfere with, business relationships between us or any of our affiliates and our customers, clients, suppliers, partners, members or investors.

Confidentiality, Intellectual Property and Non-Disclosure. Each Executive is subject to customary confidentiality, intellectual property and non-disclosure covenants, including a covenant which, in general, prohibits the Executive from disclosing, retaining or using for his or any other person’s benefit our confidential information and a covenant which, in general, requires the Executive to assign, transfer and convey to Cohen & Steers all rights and intellectual rights to any works of authorship, inventions, intellectual property, materials, documents or other work product by the Executive.

If the Executive breaches any of the restrictive covenants or the confidentiality, intellectual property or non-disclosure covenants, in addition to any remedies at law, the Executive agrees that we will be entitled to cease making any payments or providing any benefit otherwise required by the employment agreement and obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

If a dispute arises out of the employment agreement with an Executive, we will pay the Executive’s reasonable legal fees and expenses incurred in connection with such dispute if the Executive prevails in substantially all material respects on the issues presented for resolution.

Each employment agreement also provides that upon a termination of the Executive’s employment for any reason, in general, the Executive will retain the right to use his name in connection with future business ventures.

Equity Compensation Plan Information

The following table summarizes information, as of December 31, 2008, relating to our equity compensation plans pursuant to which grants of restricted stock units or other rights to acquire shares of our common stock may be granted from time to time.

Plan Category	Number of securities issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Approved
Amended and Restated Cohen & Steers, Inc. 2004 Stock Incentive Plan	8,129,784	(1)	5,870,216

Cohen & Steers, Inc. 2004 Employee Stock Purchase Plan	N/A	N/A	284,921	(2)
Total Approved by Shareholders	8,129,784	(1)	6,155,137

Not Approved
None	—	—	—

(1)	All of the awards granted under our Amended and Restated Stock Incentive Plan are restricted stock units, which by their nature do not have an exercise price.

(2)	215,079 shares of the company’s common stock have been issued pursuant to the Cohen & Steers, Inc. 2004 Employee Stock Purchase Plan, whereby employees may purchase shares of the company’s common stock at 85% of the fair market value of our common stock on last business day of each three-month offering period.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Approval of Related Party Transactions

We have adopted a written policy whereby all employees, directors and certain other related parties (as defined in paragraph (a) of Item 404 of Regulation S-K) who have a direct or indirect beneficial interest in a transaction or agreement in which we are a participant (regardless of the dollar amount involved in the transaction or whether the transaction must be disclosed publicly by us, but excluding all typical employee/employer transactions such as compensation or participation in any of the benefit plans we sponsor) must promptly disclose the facts and circumstances of that transaction or agreement to our general counsel. The general counsel will promptly communicate all such information to management and the Audit Committee. Management, in consultation with the Audit Committee, then determines whether the transaction may be consummated or permitted to continue.

If such transaction or agreement rises to the level of a “related party transaction,” then such transaction may not be consummated or continue without the approval or ratification of the Audit Committee. Members of the Audit Committee interested in a related party transaction must recuse themselves from any such vote. For these purposes, a “related party transaction” is any transaction that is (1) reportable by us under paragraph (a) of Item 404 of Regulation S-K, (2) in which we were or are to be a participant, (3) the amount involved exceeds $120,000 and (4) in which any related party had or will have a direct or indirect material interest.

Transactions or other arrangements between us and our client accounts, including registered investment companies for which we serve as an investment advisor, need not be approved or ratified. Further, asset management or other financial service relationships (such as those involving investment in various of our funds, investment vehicles or accounts) provided either by or to us and involving a director or employee (or his or her immediate family members, or a company or charitable organization of which the director or employee or an immediate family member is (or, at the time of the transaction, was) a partner, shareholder, officer, employee or director) need not be approved or ratified so long as the following condition is satisfied: the products and services are being provided in the ordinary course of business and on substantially the same terms and conditions, including price, as would be available to similarly situated customers.

Cohen & Steers Mutual Funds

The mutual funds for which we are the investment advisor are funds that we established and are marketed under our name. Mr. Cohen and Mr. Steers, our co-chairmen and co-chief executive officers, serve as co-chairmen of each Cohen & Steers closed-end and open-end mutual fund. Mr. Harvey, our president, serves as a vice-president of each Cohen & Steers closed-end and open-end mutual fund. Mr. Derechin, our chief operating officer, serves as chief executive officer and president of each Cohen & Steers closed-end and open-end mutual fund. Messrs. Cohen, Steers, Harvey and Derechin do not receive compensation for their services from any Cohen & Steers mutual fund. There are no relationships between our other directors and the Cohen & Steers mutual funds or the institutional separate accounts for which we are the investment advisor.

S-corporation Distributions and Tax Indemnification Agreement

Since we were organized in 1986 and until our initial public offering in 2004, we were treated for federal and certain state income tax purposes as an S-corporation under Subchapter S of the Internal Revenue Code. As a result, our earnings were taxed, with certain exceptions, directly to our shareholders, Mr. Cohen and Mr. Steers, rather than to us, leaving our shareholders responsible for paying income taxes on these earnings. We historically paid distributions to our shareholders to enable them to pay their income tax liabilities as a result of our status as an S-corporation and, from time to time, to distribute previously undistributed S-corporation earnings and profits.

We have entered into a tax indemnification agreement with Mr. Cohen and Mr. Steers. Although we believe that we have met the requirements for an S-corporation, the agreement provides for, among other things, Mr. Cohen and Mr. Steers to indemnify us for any additional U.S. federal and state income taxes, including interest and penalties, incurred by us if for any reason we are deemed to have been a C-corporation during any period in which we reported our taxable income as an S-corporation. The tax indemnification obligation of Mr. Cohen and Mr. Steers will be limited to the aggregate amount of all distributions we made to them to pay taxes during any time that we reported our taxable income as an S-corporation but are deemed to have been a C-corporation. The agreement also provides for payment by Mr. Cohen and Mr. Steers to us and by us to Mr. Cohen and Mr. Steers to adjust for any increases or decreases in tax liability arising from a tax audit that affects our tax liability and results in a corresponding adjustment to the tax liability of Mr. Cohen and Mr. Steers. We will increase, or gross up, our indemnification payments to Mr. Cohen and Mr. Steers to the extent necessary to take into account the increase in current tax liability incurred by Mr. Cohen and Mr. Steers on account of the indemnification payments. The amount of any payment cannot exceed the amount of benefit received by us or Mr. Cohen and Mr. Steers attributable to the adjustment in tax liability.

Registration Rights Agreement

Mr. Cohen and Mr. Steers have entered into a registration rights agreement with us, pursuant to which we have granted to them, their affiliates and certain of their transferees the right, as described below, to require us to register under the Securities Act shares of common stock (and other securities convertible into or exchangeable or exercisable for shares of common stock) held by them. Such registration rights are generally available to the rights holders until registration under the Securities Act is no longer required to enable them to resell the registrable securities owned by them. The registration rights agreement provides, among other things, that we will pay all expenses in connection with the first ten demand registrations requested by the rights holders and in connection with any registration commenced by us in which the rights holders participate through “piggyback” registration rights granted under such agreement. We have the right to postpone any demand registration if to register would require an audit of us other than our regular audit, if another registration statement which was not effected on Form S-3 has been declared effective under the Securities Act within 180 days or, for a period of 90 days, if we determine that it is in our best interests to do so. The rights of the rights holders to exercise their “piggyback” registration rights are subject to our right to reduce on a pro rata basis among all requesting holders the number of requested shares of common stock to be registered if in the opinion of the managing underwriter the total number of shares to be so registered exceeds that number which may be sold without having an adverse effect on the price, timing or distribution of the offering of the shares.

ITEM 2:

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At its meeting on March 12, 2009, the Board of Directors, upon the recommendation of its Audit Committee, appointed Deloitte & Touche LLP to serve as our independent registered public accounting firm for the current fiscal year ending December 31, 2009. Representatives of the firm of Deloitte & Touche LLP are expected to be present at our Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Recommendation of the Board

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year ending December 31, 2009.

Ratification by the shareholders of the selection of the independent registered public accounting firm is not required, but the Board of Directors believes that it is desirable to submit this matter to the shareholders. If the selection of Deloitte & Touche LLP is not approved at the meeting, the Audit Committee will investigate the reason for the rejection and reconsider the appointment.

Fees Incurred by Cohen & Steers for Deloitte & Touche LLP

Aggregate fees billed to us for the fiscal years ended December 31, 2008 and 2007 by our independent registered public accounting firm, Deloitte & Touche LLP and its affiliates, are set forth below.

	2008	2007
Audit Fees(a)	$677,500	$746,450
Audit Related Fees	—	—
Tax Fees(b)	19,051	—
All Other Fees(c)	19,073	3,000

Total	$715,624	$749,450

(a)	Fees for audit services billed in 2008 and 2007 consisted primarily of:

•	Audit of our annual consolidated financial statements.

•	Audit of our internal controls under Section 404 of the Sarbanes-Oxley Act of 2002.

•	Reviews of our quarterly consolidated financial statements.

•	Audits of our regulated subsidiaries.

•	Consultation on accounting and financial reporting standards arising during the course of the audit or review.

•	Review of annual and interim report materials.

•	Review and required procedures related to SEC filings.

•	Attendance at Audit Committee meetings at which matters relating to the audit or review were discussed.

(b)	In 2008, tax services consisted of consultations regarding tax issues with respect to one of our foreign subsidiaries.

(c)	All other fees in 2008 consisted of assistance in the preparation of a risk management report for one of our foreign subsidiaries and the procurement of an on-line accounting research tool offered by Deloitte & Touche to its clients. In 2007 all other fees consisted of the procurement of the on-line accounting research tool offered by Deloitte & Touche to its clients.

Audit Committee Pre-Approval Policy

In accordance with the Cohen & Steers Audit Committee Pre-Approval Policy (the “Pre-Approval Policy”), all audit and non-audit services during fiscal 2008 and 2007 performed for us by our independent registered public accounting firm were pre-approved by the Audit Committee, which concluded that the provision of such services by Deloitte & Touche was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

The responsibility for pre-approval of audit and permitted non-audit services includes pre-approval of the fees for such services (even though the pre-approval of fees is not specifically required by the SEC rules) and the other terms of the engagement.

Periodically, and no later than at its first meeting of each fiscal year, the Audit Committee reviews and pre-approves all audit, audit-related, tax and all other services that we expect to be performed by our independent registered public accounting firm for us. The term of the pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period.

In the intervals between the scheduled meetings of the Audit Committee, the Audit Committee delegates pre-approval authority under the Pre-Approval Policy to the Chairman of the Audit Committee. The Chairman must report any pre-approval decisions under the Policy to the Audit Committee at its next scheduled meeting.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF

PROXY PROPOSALS, NOMINATION OF DIRECTORS AND

OTHER BUSINESS OF SHAREHOLDERS

In accordance with the rules of the SEC, to be considered for inclusion in our Proxy Statement and form of proxy for our 2010 annual meeting of shareholders, a shareholder proposal must be received by us at our principal executive offices at 280 Park Avenue, New York, New York 10017 by November 25, 2009, pursuant to the requirements of Rule 14a-8 under the Exchange Act. The proposal should be sent to the attention of our Corporate Secretary.

In addition, our Bylaws set forth certain advance notice procedures, which were amended in fiscal 2008, to be followed by shareholders who wish to bring business before an annual meeting of shareholders or nominate candidates for election to the Board of Directors at an annual meeting of shareholders. Such procedures require that the shareholder give timely written notice to our Corporate Secretary. To be timely, such notice must be delivered to the principal executive offices of Cohen & Steers not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, provided, that in the event that the date of the annual meeting is more than 20 days before or more than 70 days after such anniversary date, notice by the shareholder must be delivered not earlier than the 120th day prior to and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

OTHER MATTERS

The Board of Directors knows of no other business to be presented at the meeting. If, however, any other business should properly come before the meeting, or any adjournment thereof, it is intended that the proxy will be voted with respect thereto in accordance with the best judgment of the persons named in the proxy.

By Order of the Board of Directors,

Francis C. Poli Corporate Secretary

COHEN & STEERS, INC.

2009 ANNUAL MEETING OF STOCKHOLDERS

Friday, May 8, 2009

9:00 A.M., Local Time

COHEN & STEERS, INC.

280 PARK AVENUE

NEW YORK, NEW YORK 10017

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

FOLD AND DETACH HERE

COHEN & STEERS, INC.

PROXY

SOLICITED BY THE BOARD OF DIRECTORS

The undersigned appoints Francis C. Poli and Salvatore Rappa, and each of them, as proxies, each with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side of this form, all shares of common stock of Cohen & Steers, Inc. held of record by the undersigned as of March 13, 2009, at the 2009 Annual Meeting of Stockholders to be held on May 8, 2009, beginning at 9:00 a.m., local time, at Cohen & Steers corporate headquarters located at 280 Park Avenue, New York, New York and in their discretion, upon any matter that may properly come before the meeting or any adjournment of the meeting, in accordance with their best judgment.

If no other indication is made on the reverse side of this form, the proxies shall vote FOR all nominees listed in Item 1 and FOR Item 2.

This proxy may be revoked at any time prior to the time voting is declared closed by giving the Corporate Secretary of Cohen & Steers written notice of revocation or a subsequently dated proxy, or by casting a ballot at the meeting.

(This card is continued on the reverse side. Please sign on the reverse side and return promptly in the enclosed envelope.)

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

COHEN & STEERS, INC. 280 PARK AVENUE NEW YORK, NY 10017

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COHEN & STEERS, INC.

The Board of Directors recommends a vote FOR all nominees listed in Item 1 and FOR Item 2.

All shares will be voted as instructed below. In the absence of instructions, all shares will be voted FOR all nominees listed in Item 1 and FOR Item 2.

1. Election of Directors
Nominees:	For	Against	Abstain		For	Against	Abstain
1a. Martin Cohen 1b. Robert H. Steers 1c. Richard E. Bruce 1d. Peter L. Rhein 1e. Richard P. Simon 1f. Edmond D. Villani	☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐	2. Ratification of Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

IMPORTANT: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. IF ACTING AS ATTORNEY, EXECUTOR, TRUSTEE, OR IN OTHER REPRESENTATIVE CAPACITY, PLEASE SIGN NAME AND TITLE.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)		Date